EXHIBIT 10.2

EXECUTION COPY

AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

Dated as of October 6, 2009

Among

ARCH CHEMICALS RECEIVABLES CORP., as Seller,

ARCH CHEMICALS, INC., as initial Servicer,

MARKET STREET FUNDING LLC

and

PNC BANK, NATIONAL ASSOCIATION, as Administrator and as LC Bank

i

ii

Exhibits

Exhibit I	Definitions

Exhibit II	Form of Purchase Notice

Exhibit III	Jurisdiction of Organization of the Seller Parties; Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s)

Exhibit IV	Names of Collection Banks; Lock-Boxes and Collection Accounts

Exhibit V	Form of Compliance Certificate

Exhibit VI	Form of Letter of Credit Application

Exhibit VII	Credit and Collection Policy

Exhibit VIII	Form of Monthly Report

Exhibit IX	Form of Collateral Certificate

Exhibit X	Form of Reduction Notice

Schedules

Schedule A	Documents to be Delivered to the Administrator on or Prior to the Initial Purchase

iii

AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of October 6, 2009, is entered into by and among:

(a) Arch Chemicals Receivables Corp., a Delaware corporation (the “Seller”),

(b) Arch Chemicals, Inc., a Virginia corporation (“Arch” or the “Servicer”), as initial Servicer (the Servicer together with the Seller, the “Seller Parties” and each, a “Seller Party”),

(c) Market Street Funding LLC, a Delaware limited liability company (“Market Street”), and

(d) PNC Bank, National Association, a national banking association (“PNC”), as agent and administrator for Market Street and its assigns under the Transaction Documents (together with its successors and assigns in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”).

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

The Seller, the Servicer, Three Pillars Funding LLC (“TPF”) and SunTrust Robinson Humphrey, Inc (f/k/a SunTrust Capital Markets, as administrator “STRH”) are parties to that certain Receivables Purchase Agreement dated as of June 27, 2005, as amended, supplemented or otherwise modified through the date hereof (the “Existing Agreement”).

The Seller has transferred and assigned Receivables Interest to TPF and TPF has purchased Receivables Interest from the Seller pursuant to and in accordance with the Existing Agreement.

In connection with the Agreement TPF assigned all of its right, title and interest and obligations in the Receivables Interest, the Existing Agreement and all other Transaction Documents as defined in the Existing Agreement) to Market Street as of the Closing Date, pursuant to the Assignment and Assumption Agreement, dated as of the date hereof among the Seller, the Servicer, TPF, STRH, Market Street, the Administrator and the Originators.

The parties hereto wish to amend and restate the Exiting Agreement on the terms set forth herein.

The Seller (a) desires to transfer and assign Receivables from time to time and (b) may, subject to the terms and conditions hereof, request that the LC Bank issue or cause the issuance of Letters of Credit.

Market Street shall purchase Receivable from the Seller from time to time either by issuing its Commercial Paper or by availing itself of a Liquidity Funding to the extent available and the LC Bank shall issue Letters of Credit to the extent available.

PNC has been requested and is willing to act as agent and administrator on behalf of Market Street and the LC bank and their respective assigns in accordance with the terms hereof.

Article I

Purchase Arrangements

Section 1.1 Purchase Facility.

(a) Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article VI), from time to time prior to the Facility Termination Date, the Seller may request that (i) Market Street purchase from the Seller all of the Seller’s right, title and interest in the Purchased Assets, and Market Street shall make such Purchase and/or (ii) the LC Bank issue Letters of Credit; provided that no Purchase (including without limitation, any deemed Purchase by Market Street pursuant to the terms of Section 1.1(d)) or issuance of Letters of Credit, as applicable shall be made by Market Street or the LC Bank, respectively, if, after giving effect thereto, the (i) aggregate outstanding Invested Amount funded by Market Street or the LC Bank, as applicable, shall exceed (A) the Commitment of Market Street or the LC Bank, as applicable, as the same may be reduced from time to time pursuant to Section 1.1(b), minus (B) in the case of the LC Bank, the face amount of any outstanding Letters of Credit or (ii) the Aggregate Invested Amount would exceed the Purchase Limit or (iii) the Asset Coverage Ratio would be less than 1.0. It is the intent of Market Street to fund the Purchases by the issuance of Commercial Paper. If for any reason Market Street is unable, or determines that it is undesirable, to issue Commercial Paper to fund or maintain its investment in the Purchase Assets, or is unable for any reason to repay such Commercial Paper upon the maturity thereof, Market Street will avail itself of a Liquidity Funding to the extent available. If Market Street funds or refinances its investment in a Purchased Asset through a Liquidity Funding, in lieu of paying CP Costs on the Invested Amount pursuant to Article III hereof, the Seller will pay Yield thereon at the Alternate Base Rate or the LIBO Rate, selected in accordance with Article IV hereof. Nothing herein shall be deemed to constitute a commitment of Market Street to issue Commercial Paper.

(b) The Seller may, upon at least ten (10) Business Days’ notice to the Administrator, terminate in whole or reduce in part, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof). Each such partial reduction shall automatically and ratably reduce the Commitments of Market Street and the LC Bank to make Purchases or issuances, as applicable. The Administrator shall promptly advise Market Street and the LC Bank of any notice received by it pursuant to this Section 1.1(b); it being understood that (in addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder) no such termination or reduction shall be effective unless and until (i) in the case of a termination, the amount on deposit in the LC Collateral Account is at least equal to the then outstanding LC Amount and (ii) in the case of a partial reduction, the amount on deposit in the LC Collateral Account is at least equal to the difference between the then outstanding LC Amount and the Commitment of the LC Bank as so reduced by such partial reduction.

(c) The Administrator hereby represents that (i) pursuant to the Liquidity Agreement, Market Street has obtained a Liquidity Commitment from PNC and its assigns for an initial period of 364 days in an amount equal to 102% of the greater of (A) the Purchase Limit from time to time in effect hereunder, and (B) the Aggregate Invested Amount outstanding from time to time hereunder, and (ii) while PNC may not be obligated to pay par for a Purchased Asset that is transferred to it pursuant to the Liquidity Agreement, the only condition precedent to its obligation to pay the agreed-upon price thereunder is the absence of an Event of Bankruptcy with respect to Market Street.

(d) The Seller may, subject to this Section 1.1 and the other requirements and conditions herein, use the proceeds of any Purchase by Market Street hereunder to satisfy its Reimbursement Obligations to the LC Bank (based on the outstanding amounts funded by the LC Bank) pursuant to Section 1.9 below. In addition, in the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit on the applicable Drawing Date (out of its own funds available therefor, or otherwise, at such time), pursuant to Section 1.9 below, then the Seller shall, automatically (and without the requirement of any further action on the part of any Person hereunder), be deemed to have requested a new Incremental Purchase from Market Street on such date, pursuant to the terms hereof, in an amount equal to the amount of such Reimbursement Obligation at such time. Subject to the limitations on funding set forth in paragraph (a) above (and the other requirements and conditions herein), Market Street shall fund such deemed Incremental Purchase request and deliver the proceeds thereof directly to the Administrator to be immediately distributed to the LC Bank in satisfaction of the Seller’s Reimbursement Obligation pursuant to Section 1.9. below, to the extent of the amounts permitted to be funded by Market Street, at such time, hereunder.

(e) In consideration for the payment by Market Street of the Cash Purchase Price set forth in the Purchase Notice on the date of the initial Purchase hereunder and Market Street’s agreement to make payments to the Seller from time to time in accordance with Sections 2.2 and 2.3 effective upon the Seller’s receipt of such Cash Purchase Price on the date of the initial Purchase hereunder, the Seller hereby sells, conveys and assigns to Market Street all of the Seller’s right, title and interest in and to the Purchased Assets existing on the date hereof or thereafter arising or acquired by the Seller from time to time prior to the Facility Termination Date. Subject to the terms and conditions hereof, Market Street hereby purchases and accepts from the Seller the Purchased Assets sold, conveyed and assigned pursuant to Section 1.1(e). The Purchase Price shall consist of the sum of (a) the Cash Purchase Price and (b) the Deferred Purchase Price. The Cash Purchase Price shall be paid pursuant to the terms of Section 1.2 and the Deferred Purchase Price shall be paid pursuant to the terms of clause seventh of Sections 2.2(b) and 2.3. The foregoing sale, conveyance and assignment does not constitute and is not intended to result in the creation or an assumption by Market Street, any Liquidity Bank or the LC Bank of any obligation of the Seller, any Originator, the Servicer or any other Person under or in connection with the Purchased Assets, all of which shall remain the obligations and liabilities of the Seller, such Originator, the Servicer and/or such Person. For the avoidance of doubt there shall be no recourse to Market Street, a Liquidity Bank or the LC Bank for payment of the Deferred Purchase Price other than pursuant to the terms of clause seventh of Sections 2.2(b) and 2.3 and the obligation to pay such Deferred Purchase Price shall be subject to the terms of Section 13.8.

Section 1.2 Incremental Purchases.

(a) The Seller shall provide the Administrator with at least two (2) Business Days’ prior written notice in a form set forth as Exhibit II hereto of each Incremental Purchase (each, a “Purchase Notice”). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Cash Purchase Price (which shall not be less than $1,000,000 or a larger integral multiple of $100,000) and the Purchase Date. Following receipt of a Purchase Notice, the Administrator will determine whether Market Street will fund the requested Incremental Purchase through the issuance of Commercial Paper or through a Liquidity Funding. If Market Street determines to fund an Incremental Purchase through a Liquidity Funding, the Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase will be funded through a Liquidity Funding. On each Purchase Date, upon satisfaction of the applicable conditions precedent set forth in Article VI, Market Street shall deposit to the Facility Account, in immediately available funds, no later than 2:00 p.m. (New York City time), an amount equal to the requested Cash Purchase Price.

(b) Whenever the LC Bank issues a Letter of Credit pursuant to Section 1.7 hereof, it shall, automatically and without further action of any kind upon the effective date of issuance of such Letter of Credit, have irrevocably deemed to have agreed to make an Incremental Purchase as provided in Section 1.9 hereof in the event that such Letter of Credit is subsequently drawn and such drawn amount shall not have been reimbursed pursuant to Section 1.9 upon such draw. All such Incremental Purchases shall accrue Yield at the LIBO Rate or Alternate Base Rate in the sole discretion of the LC Bank from the date of such draw; provided, however, from and after the occurrence of an Amortization Event such Incremental Purchase shall accrue Yield at the Default Rate. In the event that any Letter of Credit expires or is surrendered without being drawn (in whole or in part) then, in such event, the foregoing commitment to make Incremental Purchases shall expire with respect to such Letter of Credit and the LC Amount shall automatically decrease by the amount of the Letter of Credit which is no longer outstanding.

Section 1.3 Decreases.

The Seller shall provide the Administrator with prior written notice in conformity with the Required Notice Period in the form of Exhibit X hereto (a “Reduction Notice”) of any proposed reduction of Aggregate Invested Amount. Such Reduction Notice shall designate (a) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Invested Amount shall occur (which date shall give effect to the applicable Required Notice Period), and (b) the amount of Aggregate Invested Amount to be reduced which shall be applied ratably to all Purchased Assets in accordance with the respective Invested Amounts thereof (the “Aggregate Reduction”). Only one (1) Reduction Notice shall be outstanding at any time.

Section 1.4 Deemed Collections.

If on any day:

(i) the Outstanding Balance of any Receivable is reduced or cancelled as a result of any defective or rejected goods or services, any cash discount or any other adjustment by any Originator or any Affiliate thereof, or as a result of any governmental or regulatory action, or

(ii) the Outstanding Balance of any Receivable is reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

(iii) the Outstanding Balance of any Receivable is reduced on account of the obligation of any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

(iv) the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Monthly Report or Collateral Certificate (for any reason other than receipt of Collections or such Receivable becoming a Defaulted Receivable), or

(v) any of the representations or warranties of the Seller set forth in Section 5.1(g), Section 5.1(i), Section 5.1(j), Section 5.1(r), Section 5.1(s), Section 5.1(t) or Section 5.1(u) were not true when made with respect to any Receivable, then, on such day, the Seller shall be deemed to have received a Collection of such Receivable (A) in the case of clauses (i)-(iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and (B) in the case of clause (v) above, in the amount of the Outstanding Balance of such Receivable and (in either case), not later than two (2) Business Days thereafter shall pay to the Administrator’s Account the amount of any such Collection deemed to have been received in the same manner as actual cash collections are distributed under the terms of this Agreement.

Section 1.5 Payment Requirements and Computations.

All amounts to be paid or deposited by a Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in immediately available funds, and if not received before 12:00 noon (New York City time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to the Administrator for the account of Market Street, they shall be paid to the Administrator’s Account, for the account of Market Street until otherwise notified by the Administrator. Upon notice to the Seller, the Administrator may debit the Facility Account for all amounts due and payable hereunder. All computations of Yield which accrues at the Alternate Base Rate shall be made on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. All computations of CP Costs, Yield (other than Yield which accrues at the Alternate Base Rate), per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Section 1.6 Letters of Credit.

Subject to the terms and conditions hereof, the LC Bank shall issue or cause the issuance of Letters of Credit (“Letters of Credit”) on behalf of Seller (and, if applicable, on behalf of, or for the account of, the Originators); provided, however, that the LC Bank will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance of such Letters of Credit would then cause the Aggregate Invested Amount to exceed the Purchase Limit. The LC Amount shall not exceed in the aggregate, at any time, the Commitment of the LC Bank. All amounts drawn upon Letters of Credit shall accrue Yield at the LIBO Rate or in the sole discretion of the LC Bank at the Alternate Base Rate; provided, however, that from and after the occurrence of an Amortization Event, all such drawn amounts shall accrue Yield at the Default Rate. Letters of Credit that have not been drawn upon shall not accrue Yield.

Section 1.7 Issuance of Letters of Credit.

(a) The Seller may request the LC Bank, upon two (2) Business Days’ prior written notice pursuant to the Purchase Notice substantially in the form of Exhibit II attached hereto submitted on or before 11:00 a.m., New York time, to issue a Letter of Credit by delivering to the Administrator, the LC Bank’s form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Exhibit VI attached hereto completed to the satisfaction of the Administrator and the LC Bank; and, such other certificates, documents and other papers and information as the Administrator may reasonably request. The Seller also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrator upon any amendment, extension or renewal of any Letter of Credit.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12)

months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Facility Termination Date. Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank (“UCP600”), or the International Standby Practices (ISP98), International Chamber of Commerce Publication Number 590, and any amendments or revisions thereof adhered to by the LC Bank (the “ISP98 Rules”), as determined by the LC Bank.

(c) The Administrator shall promptly notify the LC Bank, at its address for notices hereunder, of the request by the Seller for a Letter of Credit hereunder, and shall provide the LC Bank with the Letter of Credit Application delivered to the Administrator by the Seller pursuant to paragraph (a), above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after 11:00 a.m., New York time, on such day, on the next Business Day.

Section 1.8 Requirements For Issuance of Letters of Credit.

The Seller shall authorize and direct the LC Bank to name the Seller or the Seller, on behalf of, or “for the benefit of” any Originator as the “Applicant” or “Account Party” of each Letter of Credit, provided, in no event shall any Person (including any Originator) other than the Seller have any obligation to reimburse the LC Bank under the terms of any Letter of Credit.

Section 1.9 Disbursements, Reimbursement.

In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrator and the Seller of such request. Provided that it shall have received such notice, the Seller shall reimburse (such obligation to reimburse the LC Bank shall sometimes be referred to as a “Reimbursement Obligation”) the LC Bank prior to 12:00 p.m., New York time, on each date that an amount is paid by the LC Bank under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by the LC Bank. In the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit by 12:00 p.m., New York time, on the Drawing Date, the Seller shall be deemed to have requested that an Incremental Purchase be made by the LC Bank to be disbursed on the Drawing Date under such Letter of Credit, subject to the limitations set forth herein, including but not limited to Section 1.1(a). Any notice given by the LC Bank pursuant to this Section may be oral if immediately confirmed in writing; provided, however, that the lack of any such written confirmation shall not affect the conclusiveness or binding effect of such notice.

Section 1.10 Documentation.

The Seller and the Originators agree to be bound by (a) the terms of the Letter of Credit Application, (b) the LC Bank’s interpretations of any Letter of Credit issued on behalf of Seller or an Originator and (c) the LC Bank’s written regulations and customary practices relating to letters of credit, though the LC Bank’s interpretation of such regulations and practices may be different from the Seller’s own. In the event of a conflict between the Letter of Credit

Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Seller’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 1.11 Determination to Honor Drawing Request.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 1.12 Nature of Reimbursement Obligations.

The obligations of the Seller to reimburse the LC Bank upon a draw under a Letter of Credit which has been honored by the LC Bank, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under all circumstances, including under the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which the Seller may have against Administrator, Market Street or any other Person for any reason whatsoever or any claim of breach of warranty that might be made by the Seller or the LC Bank against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Seller or the LC Bank may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Administrator, Market Street, the Seller or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Seller or any Subsidiaries of the Seller or any Affiliates of the Seller and the beneficiary for which any Letter of Credit was procured);

(ii) the failure of the Seller or any other Person to comply with the conditions set forth in this Agreement for the making of an Incremental Purchase, Reinvestments, requests for Letters of Credit or otherwise;

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrator or the LC Bank has been notified thereof;

(v) payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

(vi) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(vii) any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of Credit in the form requested by the Seller, unless the LC Bank has received written notice from the Seller of such failure within three Business Days after the LC Bank shall have furnished the Seller a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(viii) any Material Adverse Effect on the Seller, any Originator or any Affiliates thereof;

(ix) any breach of this Agreement or any Transaction Document by any party thereto;

(x) the occurrence or continuance of an Event of Bankruptcy with respect to the Seller, any Originator or any Affiliate thereof;

(xi) the fact that an Amortization Event or an Unmatured Amortization Event shall have occurred and be continuing;

(xii) the fact that this Agreement or the obligations of Seller or Servicer hereunder shall have been terminated; and

(xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 1.13 Indemnity.

In addition to other amounts payable hereunder, the Seller hereby agrees to protect, indemnify, pay and save harmless the Administrator, the LC Bank and any of the LC Bank’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees and expenses of legal counsel to the LC Bank) which the Administrator, the LC Bank or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except to the extent resulting from (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

Section 1.14 Liability for Acts and Omissions.

As between the Seller, on the one hand, and the Administrator, the LC Bank and Market Street, on the other, the Seller assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the respective foregoing, none of the Administrator, the LC Bank or Market Street shall be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Bank shall have been notified thereof); (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Seller against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Seller and any beneficiary of any Letter of Credit or any such transferee; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (h) any consequences arising from causes beyond the control of the Administrator, the LC Bank and Market Street, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (a) through (h) of such sentence. In no event shall the Administrator, the LC Bank, Market Street or their respective Affiliates, be liable to the Seller or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation reasonable fees and expenses of legal counsel to the LC Bank), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Administrator, the LC Bank, and Market Street and each of their respective Affiliates (a) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (b) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit;

(c) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (d) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (e) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (f) may settle or adjust any claim or demand made on the Administrator, the LC Bank, Market Street or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final nonappealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to the Seller or any other Person.

Article II

Payments and Collections

Section 2.1 Payments of Recourse Obligations.

The Seller hereby promises to pay the following (collectively, the “Recourse Obligations”):

(a) all amounts due and owing under Section 1.3 or Section 1.4 or in order to avoid an Amortization Event under Section 9.1(m) or 9.1(q) on the dates specified therein;

(b) the fees set forth in the Fee Letter on the dates specified therein;

(c) all accrued and unpaid Yield on the Aggregate Invested Amount and drawings under a Letter of Credit accruing Yield at the Alternate Base Rate or the Default Rate on each Settlement Date applicable thereto;

(d) all accrued and unpaid Yield on the Aggregate Invested Amount and drawings under a Letter of Credit accruing Yield at the LIBO Rate on the last day of each Interest Period applicable thereto;

(e) all accrued and unpaid CP Costs on the Aggregated Invested Amount funded with Commercial Paper on each Settlement Date; and

(f) all Broken Funding Costs, Reimbursement Obligations and Indemnified Amounts upon demand.

Section 2.2 Collections Prior to the Facility Termination Date.

(a) Prior to the Facility Termination Date, any Deemed Collections received by the Servicer and any Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Facility Termination Date, the Seller hereby requests and Market Street hereby agrees to make, simultaneously with such receipt, a reinvestment by payment of the Purchase Price under the Receivables Sale Agreement (each, a “Reinvestment”) with the balance of each and every Collection received by the Servicer such that after giving effect to such Reinvestment, the Invested Amount of each Purchased Asset immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Invested Amount immediately prior to such receipt.

(b) On each day on which any of the conditions precedent set forth in Section 6.2 are not satisfied and on each Settlement Date prior to the Facility Termination Date, the Servicer shall remit to the Administrator’s Account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) to the Aggregate Unpaids in the order specified:

first, ratably to the payment of all accrued and unpaid CP Costs, Yield and Broken Funding Costs (if any) that are then due and owing,

second, to the accrued and unpaid Servicing Fee,

third, ratably to the payment of all accrued and unpaid fees under the Fee Letter (if any) that are then due and owing,

fourth, if required under Section 1.3 or Section 1.4 or in order to avoid an Amortization Event or Unmatured Amortization Event under Section 9.1(m) or Section 9.1(q), to the ratable reduction of Aggregate Invested Amount, fifth, if the Asset Coverage Ratio is less than 1.0 and any Letters of Credit are outstanding, an amount necessary to cash collateralize the LC Amount until the amount of cash collateral held in the LC Collateral Account equals an amount necessary to make the Asset Coverage Ratio not less than 1.0, sixth, for the ratable payment of all other unpaid Recourse Obligations, if any, that are then due and owing, and seventh, the balance, if any, to the Seller in payment of the Deferred Purchase Price.

(c) Prior to the Facility Termination Date, any Deemed Collections or Collections received by the Servicer in excess of items first through seventh of Section 2.2(b) above shall be paid to the Seller.

(d) In the event that a Collection Notice has been delivered pursuant to any Collection Account Agreement, all amounts received in any Collection Account shall at the sole discretion of the Administrator, either (i) be retained in such Collection Account or other account of the Administrator for such day, Settlement Period or part thereof and applied on the Settlement Date in accordance with the terms of this Agreement or (ii) be released to the Seller and applied in accordance with the terms of this Agreement.

Section 2.3 Application of Collections After the Facility Termination Date.

On the Facility Termination Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the benefit of the Secured Parties, all Collections received on each such day. On and after the Facility Termination Date, the Servicer shall, on each Settlement Date and on each other Business Day specified by the Administrator: (a) remit to the Administrator’s Account the amounts set aside pursuant to the preceding sentence, and (b) apply such amounts to reduce the Aggregate Unpaids as follows:

first, to the reimbursement of the Administrator’s costs of collection and enforcement of this Agreement,

second, ratably to the payment of all accrued and unpaid CP Costs, Yield and Broken Funding Costs,

third, to the accrued and unpaid Servicing Fee,

fourth, ratably to the payment of all accrued and unpaid fees under the Fee Letter,

fifth, to the ratable reduction of Aggregate Invested Amount (with respect to the LC Amount, an amount necessary to cash collateralize the LC Amount until the amount of cash collateral held in the LC Collateral Account equals the LC Amount), sixth, for the ratable payment of all other Aggregate Unpaids, and seventh, to the Seller in payment of the Deferred Purchase Price.

Section 2.4 Payment Rescission.

No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. The Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Administrator (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus interest thereon at the Default Rate from the date of any such rescission, return or refunding.

Section 2.5 Clean Up Call; Reconveyance of Purchased Assets.

(a) The Servicer (so long as the Servicer is an Affiliate of the Seller) shall have the right (after providing written notice to the Administrator in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Invested Amount to a level that is less than 10.0% of the highest Aggregate Invested Amount outstanding during the term of this Agreement, to repurchase all, but not less than all, of the then outstanding Purchased Assets. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds to the Administrator’s Account. Such repurchase shall be made free and clear of any Adverse Claim created by the Administrator but otherwise shall be without representation, warranty or recourse of any kind by, on the part of, or against Market Street, the LC Bank or the Administrator.

(b) On the Final Payout Date, the Administrator on behalf of the Secured Parties shall be considered to have reconveyed free and clear of any Adverse Claim created by the Administrator (but otherwise shall be without representation, warranty or recourse of any kind by, on the part of, or against the Secured Parties or the Administrator) to the Seller all of the Administrator’s (on behalf of the Secured Parties) right, title and interest in, to and under the Receivables, Related Security and Collections with respect thereto and shall at the request, and sole cost and expense, of the Seller, execute and deliver to the Seller, all such documents or instruments as are necessary to terminate the Administrator’s interest on behalf of Market Street, the Liquidity Bank and the LC Bank in the Receivables, Related Security and Collections with respect thereto.

Article III

Commercial Paper Funding

Section 3.1 CP Costs.

The Seller shall pay CP Costs with respect to the Invested Amount of all Purchased Assets funded through the issuance of Commercial Paper. Each Purchased Asset that is funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that the Invested Amount in respect of such Purchased Asset represents in relation to all assets held by Market Street and funded substantially with related Pooled Commercial Paper.

Section 3.2 Calculation of CP Costs.

Not later than the second Business Day immediately following each Calculation Period, Market Street shall calculate the aggregate amount of CP Costs applicable to its Purchased Assets for the Calculation Period then most recently ended and shall notify the Seller of such aggregate amount.

Section 3.3 CP Costs Payments.

On each Settlement Date, the Seller shall pay to the Administrator (for the benefit of Market Street) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Invested Amount of all Purchased Assets funded with Commercial Paper for the Calculation Period then most recently ended in accordance with Article II.

Section 3.4 Default Rate.

From and after the occurrence of an Amortization Event, all Purchased Assets funded through the issuance of Commercial Paper shall accrue CP Costs at the Default Rate.

Article IV

Liquidity Fundings

Section 4.1 Liquidity Fundings.

Prior to the occurrence of an Amortization Event, the outstanding Invested Amount of each Purchased Asset funded with a Liquidity Funding shall accrue Yield for each day during its Interest Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until the Administrator gives notice to the Seller of another Yield Rate in accordance with Section 4.4, the initial Yield Rate for any Purchased Asset funded with a Liquidity Funding shall be the LIBO Rate (unless the Default Rate is then applicable). If any Purchased Asset initially funded with Commercial Paper is sold to the Liquidity Banks pursuant to the Liquidity Agreement, such Purchased Asset shall be deemed to have an Interest Period commencing on the date of such sale.

Section 4.2 Yield Payments.

On the Settlement Date for each Purchased Asset that is funded with a Liquidity Funding, the Seller shall pay to the Administrator (for the benefit of the Liquidity Banks) an aggregate amount equal to the accrued and unpaid Yield thereon for the entire Interest Period of each such Liquidity Funding in accordance with Article II.

Section 4.3 Selection and Continuation of Interest Periods.

(a) With consultation from (and approval by) the Administrator, the Seller shall from time to time request Interest Periods for the Purchased Assets funded with Liquidity Fundings, provided that if at any time any Liquidity Funding is outstanding, the Seller shall always request Interest Periods such that at least one Interest Period shall end on the date specified in clause (a) of the definition of Settlement Date.

(b) The Seller or the Administrator, upon notice to and consent by the other received at least three (3) Business Days prior to the end of an Interest Period (the “Terminating Tranche”) for any Liquidity Funding, may, effective on the last day of the Terminating Tranche: (i) divide any such Liquidity Funding into multiple Liquidity Fundings, (ii) combine any such Liquidity Funding with one or more other Liquidity Fundings that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Liquidity Funding with a new Liquidity Funding to be made by the Liquidity Banks on the day such Terminating Tranche ends.

Section 4.4 Liquidity Funding Yield Rates.

The Seller may request the LIBO Rate (subject to Section 4.5 below) or the Alternate Base Rate for each Liquidity Funding. The Seller shall by 12:00 noon (New York City time): (a) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Yield Rate and (b) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Yield Rate, give the Administrator irrevocable notice of the requested new Yield Rate for the Liquidity Funding associated with such Terminating Tranche. The Administrator in its sole discretion shall select the Yield Rate for each Liquidity Funding. The Administrator will give notice to the Seller of the Yield Rate selected by the Administrator for each Liquidity Funding by 12:00 noon (New York City time) at least one (1) Business Day prior to the expiration of any Terminating Tranche. Until the Administrator gives notice to the Seller of another Yield Rate, the initial Yield Rate for any Purchased Asset assigned or participated to the Liquidity Banks pursuant to the Liquidity Agreement shall be the LIBO Rate (unless the Default Rate is then applicable).

Section 4.5 Suspension of the LIBO Rate.

(a) If any Liquidity Bank notifies the Administrator that it has determined that funding its ratable share of the Liquidity Fundings at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Liquidity Funding at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Liquidity Funding at such LIBO Rate, then the Administrator will promptly notify the Seller Parties and the Administrator shall suspend the availability of such LIBO Rate and require the Seller to select the Alternate Base Rate for any Liquidity Funding accruing Yield at such LIBO Rate; provided, however, the failure to so notify any Seller Party shall not result in the non-suspension of the availability of such LIBO Rate.

(b) If less than all of the Liquidity Banks give a notice to the Administrator pursuant to Section 4.5(a), each Liquidity Bank which gave such a notice shall be obliged, at the request of the Seller, Market Street or the Administrator, to assign all of its rights and obligations hereunder to (i) another Liquidity Bank or (ii) another funding entity nominated by the Seller or the Administrator that is an Eligible Assignee willing to participate in the Liquidity Agreement through the Liquidity Termination Date in the place of such notifying Liquidity Bank; provided that (A) the notifying Liquidity Bank receives payment in full of all Aggregate Unpaids owing to it (whether due or accrued), and (B) the replacement Liquidity Bank otherwise satisfies the requirements of the Liquidity Agreement.

(c) Upon the occurrence of any event giving rise to the operation of Section 4.5(a) with respect to any Liquidity Bank, it will, if requested by the Seller, to the extent permissible under applicable law, endeavor in good faith to change the funding office at which it books its ratable share of any Liquidity Funding accruing Yield at a LIBO Rate hereunder if such change would make it lawful for such Liquidity Bank to fund such Liquidity Funding at a LIBO Rate; provided, however, that such change may be made in such manner that such Liquidity Bank, in its sole determination, suffers no unreimbursed cost or expense or any disadvantage whatsoever.

Section 4.6 Default Rate.

From and after the occurrence of an Amortization Event, all Liquidity Fundings shall accrue Yield at the Default Rate.

Article V

Representations and Warranties

Section 5.1 Representations and Warranties of the Seller Parties.

Each Seller Party hereby represents and warrants to the Administrator, Market Street and the LC Bank, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

(a) Existence and Power. Such Seller Party’s jurisdiction of organization is correctly set forth in the preamble to this Agreement and such jurisdiction is its sole jurisdiction of organization. Such Seller Party is duly organized under the laws of its jurisdiction of organization and is a “registered organization” as defined in the UCC in effect in such jurisdiction. Such Seller Party is validly existing and in good standing under the laws of its jurisdiction of organization and no other state or jurisdiction, and such jurisdiction must maintain a public record showing the organization to have been organized. Such Seller Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of the Seller, the Seller’s use of the proceeds of Purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

(c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against it, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body which default could reasonably be expected to have a Material Adverse Effect.

(f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g) Accuracy of Information. All information (other than any projection or other forward-looking information) heretofore furnished by such Seller Party or any of its Affiliates to the Administrator, Market Street or LC Bank for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information (other than any projection or other forward-looking information) hereafter furnished by such Seller Party or any of its Affiliates to the Administrator, Market Street or the LC Bank will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact.

(h) Use of Proceeds. No proceeds of any Purchase hereunder will be used by such Seller Party (i) for a purpose that violates, or would be inconsistent with, (A) Section 7.2(e) of this Agreement or (B) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended other than the repurchase of equity securities of Arch so long as such repurchase does not violate Sections 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i) Good Title. The Seller is (i) the legal and beneficial owner of the Receivables and (ii) is the legal and beneficial owner of the Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Seller’s ownership interest in each Receivable, its Collections, “Supporting Obligations” (as defined in Article 9 of the UCC in effect in each relevant jurisdiction), the Seller’s right, title and interest in, to and under each of the Transaction Documents to which it is a party, returned goods the sale of which gave rise to any Receivable, security interests in favor of the Seller that secures payment of such Receivable and all other items of Related Security in which an interest therein may be perfected by the filing of a financing statement under Article 9 of the UCC and proceeds of the foregoing.

(j) Perfection. This Agreement is effective to create a valid security interest in favor of the Administrator for the benefit of the Secured Parties in the Purchased Assets to secure payment of the Aggregate Unpaids, free and clear of any Adverse Claim except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrator’s (on behalf of the Secured Parties) security interest in the Receivables, its Collections, “Supporting Obligations” (as defined in Article 9 of the UCC in effect in each relevant jurisdiction), the Seller’s right, title and interest in, to and under each of the Transaction Documents to which it is a party, returned goods the sale of which gave rise to any Receivable, security interests in favor of the Seller that secures payment of such Receivable and all other items of Related Security in which an interest therein may be perfected by the filing of a financing statement under Article 9 of the UCC and proceeds of the foregoing. Such Seller Party’s jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest’s obtaining priority over the rights of a lien creditor which respect to collateral.

(k) Places of Business and Locations of Records. The jurisdiction of organization and principal places of business of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Administrator has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 13.3(a) has been taken and completed. The Seller’s Federal Employer Identification Number is correctly set forth on Exhibit III.

(l) Collections. The conditions and requirements set forth in subclause (i) of Section 7.1(j) and Section 8.2 have at all times since the Closing Date, been satisfied and duly performed. The conditions and requirements set forth in subclause (ii) of Section

7.1(j) have been satisfied from and after the Closing Date. The names, addresses and jurisdictions of organization of all Collection Banks, together with the account numbers of the Collection Accounts of the Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. The Seller has not granted any Person, other than the Administrator as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

(m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since June 30, 2009, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries taken as a whole or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) the Seller represents and warrants that since June 30, 2009, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of the Seller, (B) the ability of the Seller to perform its obligations under the Transaction Documents, or (C) the collectability of the Receivables generally or any material portion of the Receivables.

(n) Names. The name in which the Seller has executed this Agreement is identical to the name of the Seller as indicated on the public record of its state of organization which shows the Seller to have been organized. In the past five (5) years, the Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

(o) Ownership of the Seller. Arch owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Seller, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Seller.

(p) Not a Holding Company or an Investment Company. Such Seller Party is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Administrator has been notified in accordance with Section 7.1(a)(vii).

(s) Payments to Originators. With respect to each Receivable transferred to the Seller under the Receivables Sale Agreement, the Seller has given reasonably equivalent value to each of the Originators in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Monthly Report was an Eligible Receivable on such date.

(v) Purchase Limit and Maximum Aggregate Investment Amount. Immediately after giving effect to each Incremental Purchase hereunder, the Aggregate Invested Amount is less than or equal to the Purchase Limit and the Asset Coverage Ratio is not less than 1.0.

(w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the characterization of the transactions contemplated herein and therein as being true sales.

(x) Separateness. From the date of the formation of the Seller, the Seller has complied with all provisions of Section 7.1(i) applicable to it.

(y) Contract Provisions. Except for customary adjustments in the ordinary course of business, no Contract with respect to any Receivable contains provisions that either (i) permit or provide for any reduction in the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon or (ii) could otherwise hinder the ability to receive Collections with respect to such Receivable.

Article VI

Conditions of Purchases

Section 6.1 Conditions Precedent to Initial Incremental Purchase.

The initial Incremental Purchase of a Purchased Asset under this Agreement is subject to the conditions precedent that (a) the Administrator shall have received on or before the Closing Date those documents listed on Schedule A and (b) the Administrator shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

Section 6.2 Conditions Precedent to All Purchases and Reinvestments.

Each Incremental Purchase, each Reinvestment and each issuance of any Letter of Credit shall be subject to the further conditions precedent that (a) in the case of each such Purchase and each such issuance of any Letter of Credit: (i) the Servicer shall have delivered to the Administrator on or prior to the date of such Purchase, in form and substance satisfactory to the Administrator, all Monthly Reports and Collateral Certificates as and when due under Section 8.5 and (ii) upon the Administrator’s request, the Servicer shall have delivered to the Administrator at least three (3) days prior to such Purchase an interim Monthly Report showing the amount of Eligible Receivables; (b) the Administrator shall have received such other approvals, opinions or documents as it may reasonably request and (c) on each Purchase Date, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase, Reinvestment or issuance shall be deemed a representation and warranty by the Seller that such statements are then true):

(i) the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase, Reinvestment or issuance as though made on and as of such Purchase Date, except to the extent such representations and warranties are expressly limited to an earlier date;

(ii) no event has occurred and is continuing, or would result from such Incremental Purchase, Reinvestment or issuance, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase, Reinvestment or issuance, that would constitute an Unmatured Amortization Event;

(iii) the Aggregate Invested Amount does not exceed the Purchase Limit in effect on such Purchase Date; and

(iv) the Asset Coverage Ratio is not less than 1.0.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Administrator, Market Street or LC Bank, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of the Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of the Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Administrator, which right may be exercised at any time on demand of the Administrator, to rescind the related purchase and direct the Seller to pay to the Administrator’s Account, for the ratable benefit of Market Street and/or the LC Bank, an amount equal to the Collections prior to the Facility Termination Date that shall have been applied to the affected Reinvestment.

Article VII

Covenants

Section 7.1 Affirmative Covenants of the Seller Parties.

Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

(a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrator:

(i) Annual Reporting. Within 90 days after the close of each of its fiscal years, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Arch and its consolidated subsidiaries for such fiscal year certified in a manner acceptable to the Administrator by KPMG LLP, independent public accountants or any other independent public accountants of recognized national standing.

(ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of each of the Seller Parties as at the close of each such period and consolidated statements of income and a statement of cash flows for Arch and its consolidated subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer, principal accounting officer, treasurer or corporate controller.

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party’s Authorized Officer, and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv) Shareholders Statements and Reports. Promptly after being mailed to the shareholders of such Seller Party copies of all financial statements, reports and proxy statements so furnished to them.

(v) S.E.C. Filings. Promptly after becoming publicly available, copies of all registration statements and annual, quarterly, monthly or other regular reports which such Seller Party or any of its Subsidiaries files with the Securities and Exchange Commission.

(vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrator, Market Street or LC Bank, copies of the same if such notice, request, consent, financial statements, certification, report or other communication can reasonably be expected to have an adverse effect on the Receivables, the Related Security or the Administrator’s rights therein.

(vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectability of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Administrator’s consent thereto.

(viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to (A) the financial condition or operations of such Seller Party as the Administrator may from time to time reasonably request in order to protect the interests of the Administrator, for the benefit of Market Street and the LC Bank, under or as contemplated by this Agreement or (B) the Receivables as the Administrator may reasonably request.

Information required to be delivered pursuant to paragraphs (i), (ii), (iv) and (v) of this Section 7.1(a) shall be deemed to have been delivered by the date indicated therein, provided that such information has been filed with the Securities and Exchange Commission by such date; provided further that such Seller Party shall deliver paper copies of the statements, reports, financial statements and other information referred to in paragraphs (i), (ii), (iv) and (v) of this Section 7.1(a) to the Administrator promptly upon request following such filing.

(b) Notices. Such Seller Party will notify the Administrator in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Amortization Events or Unmatured Amortization Events. The occurrence of each Amortization Event and each Unmatured Amortization Event, by a statement of an Authorized Officer of such Seller Party.

(ii) Judgments and Proceedings. (A) The entry of any judgment or decree against the Servicer or its Subsidiaries if the amount of such judgment or decree then outstanding against the Servicer and its Subsidiaries exceeds $10,000,000 after deducting (1) the amount with respect to which the Servicer or any such Subsidiary, as the case may be, is insured and with respect to which the insurer has not disclaimed responsibility in writing, and (2) the amount for which the Servicer or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Administrator, and (B) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (C) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against the Seller.

(iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv) Termination Date. The occurrence of the “Termination Date” under and as defined in the Receivables Sale Agreement.

(v) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which the Seller is a debtor or an obligor; or the occurrence of a default that could lead to an event of default or an event of default under any other financing arrangement in a principal amount greater than or equal to $10,000,000 pursuant to which the Servicer is a debtor or an obligor.

(vi) Notices under Receivables Sale Agreement. Copies of all notices delivered under the Receivables Sale Agreement.

(c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

(d) Audits. In addition to information that may be required pursuant to Section 7.1(a)(viii), each Seller Party will furnish to the Administrator from time to time such information with respect to it and the Receivables as the Administrator may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Administrator upon reasonable notice and at the sole cost of such Seller Party, permit the Administrator, or its agents or representatives (and shall cause each Originator to permit the Administrator or its agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Purchased Assets, including, without limitation, the related Contracts (other than any Confidential Contract (except for Confidential Contracts as to which the related Obligor has consented to such disclosure or which may be disclosed to others who are subject to a confidentiality agreement) as to which disclosure thereof cannot be satisfied by the execution and delivery of a confidentiality agreement), and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Purchased Assets or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of the Seller or the Servicer having knowledge of such matters (each of the foregoing examinations and visits, a “Review”); provided, however, that, so long as no Amortization Event has occurred and is continuing, (A) the Seller Parties shall only be responsible for the costs and expenses of one (1) Review by Administrator and one (1) Review by an independent auditor selected by Administrator in any one calendar year, and (B) the Administrator will not request more than two (2) Reviews in any one calendar year.

(e) Keeping and Marking of Records and Books.

(i) The Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information, in each such case as reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Administrator notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) Such Seller Party will (and will cause each Originator to) on or prior to the date hereof, mark its master data processing system and all accounts receivable reports generated thereby with a legend, reasonably acceptable to the Administrator, describing the Administrator’s security interest in the Purchased Assets.

(f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will (and will cause each Originator to) timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, in each case to the same extent as though such Contracts had not been transferred to the Administrator, but only to the extent there would not be an adverse effect upon the Receivables and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g) Performance and Enforcement of Receivables Sale Agreement. The Seller will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to the Seller under the Receivables Sale

Agreement. The Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrator, as the Seller’s assignee) under the Receivables Sale Agreement as the Administrator may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

(h) Ownership. The Seller will (or will cause each Originator to) take all necessary action to establish and maintain, irrevocably in Seller (i) legal and equitable title to the Receivables and the Collections and (ii) all of each Originator’s right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims, other than Adverse Claims in favor of the Administrator, for the benefit of the Secured Parties (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrator’s (for the benefit of the Secured Parties) security interest in the Purchased Assets and such other action to perfect, protect or more fully evidence the interest of the Administrator for the benefit of the Secured Parties as the Administrator may reasonably request); provided, however, that unless and until an Amortization Event or an Unmatured Amortization Event has occurred, no Seller Party shall be required to take any actions to establish, maintain or perfect the Administrator’s ownership interest in the Related Security other than the filing of financing statements under the UCC of all appropriate jurisdictions.

(i) Reliance. The Seller acknowledges that the Administrator, Market Street and the LC Bank are entering into the transactions contemplated by this Agreement in reliance upon the Seller’s identity as a legal entity that is separate from each Originator. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including, without limitation, all steps that the Administrator, Market Street or the LC Bank may from time to time reasonably request, to maintain the Seller’s identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of each Originator and any Affiliates thereof (other than the Seller) and not just a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will:

(i) Hold itself out to the public and conduct its own business in its own name and require that all full-time employees of the Seller, if any, identify themselves as such and not as employees of any Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller’s employees);

(ii) compensate all employees, consultants and agents directly, from the Seller’s own funds, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between the Seller and such Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to the Seller and such Originator or such Affiliate, as applicable;

(iii) separate stationery, invoices, checks and other business forms in its own name;

(iv) conduct all transactions with each Originator and the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s-length basis, allocate fairly and reasonably all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and such Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(v) at all times have a Board of Directors and not less than one member of Seller’s Board of Directors shall be an individual who (A) has (1) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, (B) is reasonably acceptable to the Administrator as evidenced in a writing executed by the Administrator (it being understood and agreed that any equity owner, manager or employee of Global Securitization Services, LLC or Lord Securities Corporation is hereby consented to by the Administrator), (C) is not, and has not been for a period of five years prior to his or her appointment as an Independent Director of the Seller: (1) a stockholder (whether direct, indirect or beneficial), customer, advisor or supplier of Arch or any of its respective Affiliates, (2) a director, officer, employee, partner, attorney or consultant of Arch or any of its Affiliates (Arch and its Affiliates other than the Seller being hereinafter referred to as the “Parent Group”), (3) a person related to any person referred to in clauses (1) or (2) above, (4) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier, employee, officer or director or (5) a trustee, conservator or receiver for any member of the Parent Group and (D) shall not at any time serve as a trustee in bankruptcy for the Seller, Arch or any Affiliate thereof (such an individual meeting the requirements set forth above, the “Independent Director”), and causing its certificate of incorporation to provide that (w) at least one member of the Seller’s Board of Directors shall be an Independent Director, (x) the Seller’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless a unanimous vote of the Seller’s Board of Directors (which vote shall include the affirmative vote of all Independent Directors) shall approve the taking of such action in writing prior to the taking of such action, (y) the Seller’s Board of Directors shall not vote on any matter requiring the vote of its Independent Directors under its certificate of incorporation unless and until at least one Independent Director is then serving on the Seller’s Board of Directors and (z) the provisions requiring an Independent Director and the provision described in clauses (x) and (y) of this paragraph (v) cannot be amended without the prior written consent of each Independent Director (it being understood that, as used in this clause (v), “control” means the possession directly or indirectly of the power to direct or cause the direction of management policies or activities of a person or entity whether through ownership of voting securities, by contract or otherwise);

(vi) observe all organizational formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of the Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

(vii) maintain the Seller’s books and records separate and distinct from those of each Originator and any Affiliate thereof and otherwise in such a manner so that such books and records are readily identifiable as its own assets rather than assets of any Originator or any Affiliate thereof;

(viii) prepare its financial statements separately from those of each Originator and insure that any consolidated financial statements of any Originator or any Affiliate thereof that include the Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that the Seller is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of the creditors of the Seller;

(ix) except as herein specifically otherwise provided, maintain the funds and other assets of the Seller separate from, and not commingled with, those of any Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which the Seller alone is the account party, into which the Seller alone makes deposits and from which the Seller alone (or the Administrator hereunder) has the power to make withdrawals;

(x) pay all of the Seller’s operating expenses from the Seller’s own assets (except for certain payments by any Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i)) and pay its own liabilities out of its own funds;

(xi) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (A) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (B) the incurrence of obligations under this Agreement, (C) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the applicable Originator thereunder for the purchase of Receivables from such Originator under the Receivables Sale Agreement, and (D) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

(xii) maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

(xiii) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Administrator;

(xiv) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

(xv) maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained;

(xvi) operate its business and activities such that it (A) does not hold itself out as having agreed to guarantee or be obligated for the debts of any Originator or any Affiliate thereof, (B) does not hold out its credit as being available to satisfy the obligations of any Originator or any Affiliate thereof and (C) has not pledged assets for the benefit of any Originator or any Affiliate thereof; and

(xvii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Cravath, Swaine & Moore LLP, as counsel for the Seller, in connection with the closing or initial Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

(j) Collections. Such Seller Party will cause (i) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (ii) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to the Purchased Assets are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrator, Market Street and the LC Bank. The Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrator as contemplated by this Agreement.

(k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Administrator, Market Street or the LC Bank.

(l) Payment to Applicable Originator. With respect to any Receivable purchased by the Seller from an Originator, such sale shall be effected under, and in compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

Section 7.2 Negative Covenants of the Seller Parties.

Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

(a) Change in Name, Jurisdiction of Organization. Such Seller Party will not change (i) its name as it appears in official filings in its jurisdiction of organization, (ii) its status as a “registered organization” (within the meaning of any applicable enactment of the UCC), (iii) its organizational identification number, if any, issued by its jurisdiction of organization, or (iv) its jurisdiction of organization unless it shall have: (A) given the Administrator at least thirty (30) days’ prior written notice thereof and (B) delivered to the Administrator all financing statements, instruments and other documents requested by the Administrator in connection with such change or relocation.

(b) Change in Payment Instructions to Obligors. Except as may be required by the Administrator pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Administrator shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not, and will not permit any Originator to, make any material change or material amendment to the Credit and Collection Policy unless, at least 30 days prior to such material change or material amendment, it has delivered to the Administrator a copy of the Credit and Collection Policy then in effect and notice (i) indicating such proposed change or amendment, and (ii) if such proposed change or amendment would be reasonably likely to adversely affect the collectability of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Administrator’s consent thereto. Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d) Sales, Liens. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Purchased Assets, or assign any right to receive income with respect thereto (other than, in each case, the sale hereunder and the creation of a security interest therein in favor of the Administrator as provided for herein or in any Transaction Document), and the Seller will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or any Originator. The Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory the sale of which gives rise to any Receivable.

(e) Use of Proceeds. The Seller will not use the proceeds of the Purchases for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, including without limitation, making payments on the Subordinated Notes (as defined therein) to the extent permitted thereunder and under the Receivables Sale Agreement, (ii) paying its ordinary and necessary operating expenses when and as due, and (iii) making Restricted Junior Payments to the extent permitted under this Agreement.

(f) Termination Date Determination. The Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to any Originator in respect thereof, without the prior written consent of the Administrator, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

(g) Restricted Junior Payments. The Seller will not make any Restricted Junior Payment if after giving effect thereto, the Seller’s Net Worth (as defined in the Receivables Sale Agreement) would be less than the Required Capital Amount (as defined in the Receivables Sale Agreement).

(h) Seller Indebtedness. The Seller will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Aggregate Unpaids, (ii) the Subordinated Loans (as defined in the Receivables Sale Agreement), (iii) other current accounts payable arising in the ordinary course of business and not overdue, (iv) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (v) the incurrence of obligations under this Agreement, (vi) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originators thereunder for the purchase of Receivables from such Originators under the Receivables Sale Agreement, and (vii) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement. The Seller shall not hold out its credit as available to satisfy the obligations of others, pledge its assets for the benefit of any other entity, make loans or advances to any other entity or acquire obligations or securities of its shareholders.

(i) Prohibition on Additional Negative Pledges. No such Seller Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Purchased Assets except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents, and no such Seller Party will enter into or assume any agreement creating any Adverse Claim upon the Subordinated Notes (as defined in the Receivables Sale Agreement).

(j) Contract Provisions. Except for customary adjustments in the ordinary course of business, such Seller Party will not (and will not permit any Originator to) permit any Contract with respect to any Receivable to contain provisions that either (i) permit or provide for any reduction in the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon or (ii) could otherwise hinder the ability to receive Collections with respect to such Receivable .

Article VIII

Administration and Collection

Section 8.1 Designation of Servicer.

(a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. Arch is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Administrator may, upon the occurrence of an Unmatured Amortization Event (other than one arising as a result of a Voluntary Termination, unless another Unmatured Amortization Event occurs), designate as Servicer any Person to succeed Arch or any successor Servicer provided that the Rating Agency Condition is satisfied.

(b) Arch may delegate, and Arch hereby advises the Administrator, Market Street and the LC Bank that it has delegated, to each Originator, as sub-servicer of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables originated by such Originator. Without the prior written consent of the Administrator (which consent shall not be unreasonably withheld) Arch shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) the Seller, (ii) any Originator, and (iii) with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices. Neither the Seller nor the Originators shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Arch. If at any time the Administrator shall designate as Servicer any Person other than Arch, all duties and responsibilities theretofore delegated by Arch to the Seller or any Originator may, at the discretion of the Administrator, be terminated forthwith on notice given by the Administrator to Arch and to the Seller and such Originator.

(c) Notwithstanding the foregoing subsection (b): (i) Arch shall be and remain primarily liable to the Administrator, Market Street and the LC Bank for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Administrator, Market Street and the LC Bank shall be entitled to deal exclusively with Arch in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Administrator, Market Street and the LC Bank shall not be required to give notice, demand or other communication to any Person other than Arch in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Arch, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

Section 8.2 Duties of Servicer.

(a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

(b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement in a form reasonably acceptable to the Administrator with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrator delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrator may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrator and, at all times thereafter, the Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

(c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of the Seller, Market Street and the LC Bank their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Administrator during the occurrence of an Unmatured Amortization Event, segregate, in a manner acceptable to the Administrator, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or the Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrator such allocable share of Collections of Receivables set aside for Market Street and the LC Bank on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Administrator, Market Street or the LC Bank under this Agreement. The Administrator shall have the right to direct the Servicer to commence or settle any legal action with respect to any Receivable (whether or not such Receivable is a Defaulted or Delinquent Receivable) of an Obligor which is an Obligor under any Defaulted or Delinquent Receivable; provided, however, that the Servicer shall not be required to comply with such direction if the Seller determines, in its reasonable business judgment, that it is preferable not to enforce or settle any Delinquent or Defaulted Receivable, in which case such Defaulted or Delinquent Receivable (and, at the option of the Administrator, any other Receivable of such Obligor) shall be treated as a Deemed Collection, and payment shall be made thereon in a manner consistent with Section 1.4.

(e) The Servicer shall hold in trust for the Seller and the Administrator, Market Street and the LC Bank all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrator during the occurrence of an Unmatured Amortization Event, deliver or make available to the Administrator all such Records (other than any Record that contains confidentiality provisions (except for Records as to which the related Obligor has consented to such delivery) that cannot be satisfied by the execution and delivery of a confidentiality agreement), at a place selected by the Administrator. The Servicer shall, as soon as practicable following receipt thereof turn over to the Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of the Administrator, Market Street or the LC Bank, furnish to Market Street and the LC Bank (promptly after any such request) a calculation of the amounts set aside for Market Street and the LC Bank pursuant to Article II.

(f) Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrator, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3 Collection Notices.

The Administrator is authorized at any time to date and to deliver to the Collection Banks the Collection Notices. The Seller hereby transfers to the Administrator for the benefit of Market Street and the LC Bank, effective when the Administrator delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of the Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. The Seller hereby authorizes the Administrator, and agrees that the Administrator shall be entitled (a) at any time after delivery of the Collection Notices, to endorse the Seller’s name on checks and other instruments representing Collections, (b) at any time after the occurrence of an Amortization Event, to enforce the Receivables, the related Contracts and the Related Security, and (c) at any time after the occurrence of an Amortization Event, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrator rather than the Seller.

Section 8.4 Responsibilities of the Seller.

Anything herein to the contrary notwithstanding, the exercise by the Administrator, on behalf of Market Street and the LC Bank, of the Administrator’s rights hereunder shall not release the Servicer, any Originator or the Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Administrator, Market Street and the LC Bank shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller or any Originator thereunder.

Section 8.5 Receivables Reports.

The Servicer shall prepare and forward to the Administrator (a) on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein, (b) at such times as the Administrator may request upon reasonable advance notice, a listing by Obligor of all Receivables together with an aging of such Receivables, (c) on the last Business Day of each month from June through and including November, a Collateral Certificate as of the 15th day of such month and an electronic file of the data contained therein, if the Seller requests a Purchase during such month and has not delivered a Collateral Certificate or a Monthly Report within the two weeks preceding the proposed Purchase Date and (d) on the day two (2) Business Days after the request of the Administrator during the months of June through and including November, a Collateral Certificate as of the 15th day of such month and an electronic file of the data contained therein; provided, however, that the Administrator’s request under this Section 8.5(d) shall be limited to no more than one per month.

Section 8.6 Servicing Fee.

As compensation for the Servicer’s servicing activities on their behalf, the Servicer shall be paid the Servicing Fee in arrears on each Settlement Date out of Collections.

Article IX

Amortization Events

Section 9.1 Amortization Events.

The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a) Any of the Seller Parties shall fail to make any payment or deposit required to be made by it under the Transaction Documents and such failure shall continue for three (3) Business Days.

(b) (i) Any representation or warranty made by any of the Seller Parties in this Agreement or the Receivables Sale Agreement shall prove to have been incorrect in any respect when made or deemed made, (ii) any information contained in any Monthly Report shall prove to have been incorrect in any respect when made, or (iii) any representation, warranty, certification or statement (other than relating to projections or other forward-looking information) made by any of the Seller Parties in any other

Transaction Document or in any other document delivered pursuant hereto or thereto (other than in a Monthly Report) shall prove to have been incorrect in any material respect when made or deemed made; provided, that no such event shall constitute an Amortization Event unless such event is unremedied for a period of ten (10) Business Days after the earlier to occur of (i) written notice thereof shall have been given by the Administrator to such Seller Party or (ii) an Authorized Officer of such Seller Party shall have actual knowledge thereof or should have had knowledge thereof if such Authorized Officer had exercised reasonable care in the performance of his or her duties; provided, further, that no grace period shall apply to Section 5.1(f), 5.1(i), 5.1(j), 5.1(n), 5.1(p), 5.1(u) or 5.1(v); and provided, further, no such event shall constitute an Amortization Event if the Seller shall have timely paid to the Administrator the Deemed Collection required to be paid as a result of such event in accordance with Section 1.4.

(c) Any of the Seller Parties shall fail to perform or observe any covenant contained in Section 7.2 or Section 8.5 when due.

(d) Any of the Seller Parties shall fail to perform or observe any other covenant or agreement under any Transaction Documents and such failure shall continue for ten (10) consecutive Business Days.

(e) Failure of the Seller to pay any Indebtedness (other than the Aggregate Unpaids) when due or the default by the Seller in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(f) Failure of Arch or any of its Subsidiaries other than the Seller to pay Indebtedness in excess of $10,000,000 in aggregate principal amount (hereinafter, “Material Indebtedness”) when due (after giving effect to any applicable grace periods with respect thereto); or the default by Arch or any of its Subsidiaries other than the Seller in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity and, unless such Material Indebtedness is earlier accelerated, such default is not cured within 15 days after its occurrence; or any Material Indebtedness of Arch or any of its Subsidiaries other than the Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(g) An Event of Bankruptcy shall occur with respect to any Seller Party or any of its Subsidiaries.

(h) As at the end of any Calculation Period:

(i) the three-month rolling average Delinquency Ratio shall exceed (y) for the periods ending in April through August, 4.0% and (z) for all other periods, 7.0%,

(ii) the three-month rolling average Default Ratio shall exceed 2.5%,

(iii) the three-month rolling average Dilution Ratio shall exceed 8.0%,

(iv) the Account Receivable Turnover Ratio shall be less than 6.0%, or

(v) the Days Sales Outstanding Ratio shall be less than 80.0.

(i) A Change of Control shall occur.

(j) (i) One or more final judgments of a court of competent jurisdiction for the payment of money in an aggregate amount of $12,500 or more shall be entered against the Seller or (ii) one or more final judgments of a court of competent jurisdiction for the payment of money in an amount in excess of $10,000,000, individually or in the aggregate, shall be entered against Arch or any of its Subsidiaries (other than the Seller) on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution.

(k) The “Termination Date” under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to the Seller under the Receivables Sale Agreement.

(l) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Seller, or any Originator shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrator for the benefit of Market Street and the LC Bank shall cease to have a valid and perfected first priority security interest in the Receivables, its Collections, “Supporting Obligations” (as defined in Article 9 of the UCC in effect in each relevant jurisdiction), the Seller’s right, title and interest in, to and under each of the Transaction Documents to which it is a party, returned goods the sale of which gave rise to any Receivable, security interests in favor of the Seller that secures payment of such Receivable and all other items of Related Security in which an interest therein may be perfected by the filing of a financing statement under Article 9 of the UCC and proceeds of the foregoing, or any Person shall contest the Administrator’s perfected first priority ownership interest in that portion of the Related Security in which perfection cannot be accomplished under Article 9 of the relevant UCC, or any Secured Party shall incur any loss resulting from the Seller’s failure to perfect Administrator’s ownership interest in that portion of the Related Security in which perfection cannot be accomplished under Article 9 of the relevant UCC.

(m) On any day, the Aggregate Invested Amount shall exceed the Purchase Limit, and such failure shall continue unremedied for three (3) Business Days.

(n) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Receivables or the Related Security or the PBGC shall, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Receivables or the Related Security, and any such lien shall not have been released within the earlier to occur of (i) seven (7) days after the date of such filing and (ii) the day on which the Administrator becomes aware of such filing.

(o) Any Plan of any Seller Party or any of its ERISA Affiliates:

(i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

(ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

(iii) shall require Arch or any of its ERISA Affiliates to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

(iv) results in a liability to Arch or any of its ERISA Affiliates under applicable law, the terms of such Plan, or Title IV ERISA,

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Material Adverse Effect.

(p) Any event shall occur which has, or could be reasonably expected to have a Material Adverse Effect.

(q) On any day a report is required to be delivered in accordance with Section 8.5, the Asset Coverage Ratio is less than 1.0, and such failure shall continue unremedied for three (3) Business Days.

(r) Any Letter of Credit is drawn upon and, unless as a result of the LC Bank’s failure to provide the notice required by Section 1.9, not fully reimbursed pursuant to Section 1.9 (including, if applicable, with the proceeds of any funding by the Issuer) within one Business Day from the date of such draw

Section 9.2 Remedies.

Upon the occurrence and during the continuation of an Amortization Event, the Administrator may, or upon the direction of LC Bank or the Required Liquidity Banks shall, take any of the following actions: (a) except upon a Voluntary Termination (unless another

Amortization Event occurs), replace the Person then acting as Servicer, (b) declare the Facility Termination Date to have occurred, whereupon Reinvestments shall immediately terminate and the Facility Termination Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller Parties; provided, however, that upon the occurrence of an Event of Bankruptcy with respect to a Seller Party, the Facility Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by such Seller Party, (c) deliver the Collection Notices to the Collection Banks, (d) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (e) notify Obligors of the Administrator’s security interest in the Receivables and other Purchased Assets. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrator, Market Street and the LC Bank otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

Article X

Indemnification

Section 10.1 Indemnities by the Seller Parties.

Without limiting any other rights that the Administrator, Market Street or the LC Bank may have hereunder or under applicable law, (a) the Seller hereby agrees to indemnify (and pay upon demand to) the Administrator, Market Street, the LC Bank, each of the Liquidity Banks and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Market Street or any of its Liquidity Banks or the LC Bank of an interest in the Receivables, and (b) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (a) and (b):

(i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(iii) taxes imposed by the United States, the Indemnified Party’s jurisdiction of organization (or in the case of an individual, his or her jurisdiction of primary residence) or any other jurisdiction in which such Indemnified Party has established a taxable nexus other than in connection with the transactions contemplated hereby, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by Market Street and/or the LC Bank of Receivables as a loan or loans by Market Street or the LC Bank to the Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of the Seller Parties or limit the recourse of Market Street or the LC Bank to the Seller Parties for amounts otherwise specifically provided to be paid by the Seller Parties under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify the Administrator, Market Street and the LC Bank for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:

(i) any representation or warranty made by a Seller Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii) the failure by the Seller, the Servicer or any Originator to comply in any material respect with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of the Seller, the Servicer or any Originator to perform in any material respect its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Collections of Receivables at any time with other funds;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase, the Purchased Assets or any other investigation, litigation or proceeding relating to the Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) any Amortization Event of the type described in Section 9.1(g);

(x) any failure of the Seller to acquire and maintain legal and equitable title to, and ownership of any of the Purchased Assets from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of the Seller to give reasonably equivalent value to any Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action (except as created by the Transaction Documents);

(xi) any failure to vest and maintain vested in the Administrator for the benefit of Market Street and the LC Bank, or to transfer to the Administrator for the benefit of the Secured Parties, a valid first priority perfected security interests in the Purchased Assets, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Purchased Assets, and the proceeds thereof, whether at the time of any Purchase or at any subsequent time;

(xiii) any action or omission by a Seller Party which reduces or impairs the rights of the Administrator, Market Street or the LC Bank with respect to any Purchased Assets or the value of any Purchased Assets;

(xiv) any attempt by any Person to void any Purchase or the Administrator’s security interest in the Purchased Assets under statutory provisions or common law or equitable action; and

(xv) the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Section 10.2 Increased Cost and Reduced Return.

If after the date hereof, any Funding Source or the LC Bank shall be charged any fee, expense or increased cost (other than taxes) on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency or on account of the adoption of any change in (or change in the interpretation of) any generally accepted accounting principles or regulatory account principles applicable to such Funding Source or the LC Bank (a “Regulatory Change”): (a) that subjects (or has the effect of subjecting) any Funding Source or the LC Bank to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement or any Letter of Credit, as applicable, or on or with respect to the Receivables, or (b) that imposes, modifies or deems applicable (or has the effect of imposing, modifying or deeming applicable) any reserve assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source or the LC Bank, or credit extended by a Funding Source or the LC Bank pursuant to a Funding Agreement or a Letter of Credit, as applicable or (c) that imposes (or has the effect of imposing) any other condition the result of which is to increase the cost to a Funding Source or the LC Bank of performing its obligations under a Funding Agreement or a Letter of Credit, as applicable, or to reduce the rate of return on a Funding Source’s or the LC Bank’s capital as a consequence of its obligations under a Funding Agreement or a Letter of Credit, as applicable, or to reduce the amount of any sum received or receivable by a Funding Source or LC Bank under a Funding Agreement or a Letter of Credit, as applicable or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, promptly upon demand by the Administrator, the Seller shall pay to the Administrator, for the benefit of the relevant Funding Source or LC Bank, as applicable, such amounts charged to such Funding Source or the LC Bank or such amounts to otherwise compensate such Funding Source or the LC Bank for such increase costs or such reduction; provided, however, that no Funding Source or LC Bank shall be entitled to any compensation for any increased costs under this Section 10.2 unless the Administrator, such Funding Source or the LC Bank delivers a reasonably detailed certificate to the Seller setting forth the amounts and the basis for such increased costs. For avoidance of doubt, any interpretation or implementation of Accounting Research Bulleting No. 51 by the Financial Accounting Standards Board (including Interpretation No. 46: Consolidation of Variable Interest Entities) promulgated after the date hereof shall constitute an adoption, change, request or directive, and any implementations thereof shall be a “Regulatory Change.”

Section 10.3 Other Costs and Expenses.

The Seller shall pay to the Administrator, Market Street and the LC Bank promptly on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of the Transaction Documents and the transactions contemplated thereby, the Liquidity Agreement, any Letter of Credit and, to the extent directly related to this Agreement, the Program Documents (including any amendments or modifications of or supplements to the Program Documents directly related to this Agreement), including without limitation, the cost of Market Street’s and the LC Bank’s auditors auditing the books, records and procedures of the Seller, reasonable fees and out-of-pocket expenses of legal counsel for Market Street, the LC Bank and the Administrator with respect thereto and with respect to advising Market Street and the LC Bank and the Administrator as to their respective rights and remedies under this Agreement. The Seller shall pay to the Administrator promptly on demand any and all reasonable costs and expenses of the Administrator, Market Street and LC Bank, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. The Seller shall reimburse Market Street and the LC Bank promptly on demand for all other costs and expenses incurred by Market Street or the LC Bank (“Other Costs”), including, without limitation, the cost of auditing Market Street’s or the LC Bank’s books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for Market Street and the LC Bank or any counsel for any shareholder of Market Street or the LC Bank with respect to advising Market Street or the LC Bank or such shareholder as to matters relating to Market Street’s or the LC Bank’s operations.

Section 10.4 Allocations.

Market Street and the LC Bank shall in its reasonable judgment allocate the liability for Other Costs among the Seller and other Persons with whom Market Street or the LC Bank has entered into agreements to purchase interests in or finance receivables and other financial assets (“Other Customers”). If any Other Costs are attributable to the Seller and not attributable to any Other Customer, the Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Customers and not attributable to the Seller, such Other Customer shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by Market Street and the LC Bank in their sole discretion and shall be binding on the Seller and the Servicer.

Article XI

The Administrator

Section 11.1 Authorization and Action.

Each of Market Street and the LC Bank, on behalf of itself and its assigns, hereby designates and appoints PNC to act as its agent and administrator under this Agreement and under each other Transaction Document, and authorizes the Administrator to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrator by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto, including, without limitation, the power to perfect all security interests granted under the Transaction Documents.

Section 11.2 PNC and Affiliates.

PNC and its Affiliates may generally engage in any kind of business with Seller, Servicer, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any of the foregoing, all as if PNC were not Administrator and without any duty to account therefor to Market Street or the LC Bank.

Article XII

Assignments and Participations

Section 12.1 Assignments and Participations by Market Street and the LC Bank.

(a) Each of the parties hereto, on behalf of its successors and assigns, hereby agrees and consents to the complete or partial sale by Market Street of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Liquidity Banks pursuant to the Liquidity Agreement, regardless of whether such sale constitutes an assignment or the sale of a participation in such rights and obligations. The LC Bank, with the prior written consent of the Administrator and the Seller (such consent not to be unreasonably withheld, conditioned or delayed), may assign any of its interests, rights and obligations hereunder to an Eligible Assignee; provided, that (i) the amount to be assigned by the LC Bank hereunder shall not be less than $5,000,000 and (ii) prior to the effective date of any such assignment, the assignee and assignor shall have executed and delivered to the Administrator an assignment and acceptance agreement in form and substance satisfactory to the Administrator; provided, further, that the Seller’s consent shall not be required if an Amortization Event or Unmatured Amortization Event has occurred and is continuing.

(b) Notwithstanding anything contained in Section 12.1(a), the LC Bank may sell participations in all or any part of any Incremental Purchase or Incremental Purchases made by it to another bank or other entity (the “LC Participant”) so long as (i) no such grant of a participation shall, without the consent of the Seller, require the Seller to file a registration statement with the SEC and (ii) no holder of any such participation shall be entitled to require it to take or omit to take any action hereunder except that it may agree with such participant that, without such LC Participant’s consent, it will not consent to an amendment, modification or waiver referred to in Section 13.1. Any such LC Participant shall not have any rights hereunder or under the Transaction Documents except that such LC Participant shall have rights under Sections 10.2 and 10.3 hereunder as if it were the LC Bank hereunder; provided that no such LC Participant shall be entitled to receive any payment pursuant to such sections which is greater in amount than the payment which the LC Bank would have otherwise been entitled to receive in respect of the participation interest so sold.

Section 12.2 Prohibition on Assignments by the Seller Parties.

No Seller Party may assign any of its rights or obligations under this Agreement without the prior written consent of the Administrator, Market Street and the LC Bank and without satisfying the Rating Agency Condition.

Article XIII

Miscellaneous

Section 13.1 Waivers and Amendments.

No failure or delay on the part of the Administrator, Market Street or the LC Bank in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.10. Market Street, the LC Bank, the Seller and the Administrator, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that any material amendment, waiver or other modification of this Agreement shall require satisfaction of the Rating Agency Condition.

Section 13.2 Notices.

Except as provided in this Section 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 13.2. The Seller hereby authorizes the Administrator to effect Purchases and Interest Period and Yield Rate selections based on telephonic notices made by any Person whom the Administrator in good faith believes to be acting on behalf of the Seller. The Seller agrees to deliver promptly to the Administrator a written confirmation of each telephonic notice signed by an authorized officer of the Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Administrator, the records of the Administrator shall govern absent manifest error.

Section 13.3 Protection of Administrator’s Security Interest.

(a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrator may request, to perfect, protect or more fully evidence the Administrator’s security interest in the Purchased Assets, or to enable the Administrator, Market Street or the LC Bank to exercise and enforce their rights and remedies hereunder; provided, however, that unless and until an Amortization Event or an Unmatured Amortization Event has occurred, no Seller Party shall be required to take any actions to establish, maintain or perfect the Seller’s ownership interest in the Related Security other than the filing of financing statements under the UCC of all appropriate jurisdictions. During the occurrence and continuance of an Unmatured Amortization Event or an Amortization Event, the Administrator may, or the Administrator may direct the Seller or the Servicer to, notify the Obligors of Receivables, at the Seller’s expense, of the ownership or security interests of Market Street or the LC Bank under this Agreement. During the occurrence and continuance of an Unmatured Amortization Event or an Amortization Event, the Administrator may direct the Seller or Servicer (and if the Seller or Servicer fails to do so) Administrator may direct that payments of all amounts due or that become due under any or all Receivables be made directly to an account specified by the Administrator or its designee which may be an account of the Administrator or its designee. The Seller or the Servicer (as applicable) shall, at the Administrator’s request, withhold the identities of the Administrator, Market Street and the LC Bank in any such notification.

(b) If any Seller Party fails to perform any of its obligations hereunder, the Administrator, Market Street or the LC Bank may (but shall not be required to) upon notice to such Seller Party perform, or cause performance of, such obligations, and the Administrator’s, Market Street’s or the LC Bank’s costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Section 10.3. The Seller Parties irrevocably authorize the Administrator at any time and from time to time in the sole discretion of the Administrator, and appoints the Administrator as its attorney-in-fact, to act on behalf of the Seller Parties (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Administrator’s sole discretion to perfect and to maintain the perfection and priority of the interest of Market Street and the LC Bank in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrator in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrator’s security interest in the Purchased Assets, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable. Each of the Seller Parties hereby authorizes the Administrator to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of the Seller Parties, in such form and in such offices as the Administrator reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Administrator hereunder including, without limitation, financing statements naming Seller as debtor describing the collateral as “all assets” or “all personal property of the debtor, whether now owned and existing or hereafter arising or acquired.” Each of the Seller Parties acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrator, consenting to the form and substance of such filing or recording document. Each of the Seller Parties approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrator in connection with the perfection of the security interests in favor of the Seller or the Administrator.

Section 13.4 Confidentiality.

(a) Each of the Seller Parties shall maintain and shall cause each of its employees and officers to maintain the confidentiality of any confidential or proprietary information with respect to the Administrator, Market Street and the LC Bank and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Seller Parties and their respective officers and employees may disclose such information to such Seller Party’s directors, external accountants and attorneys and in accordance with any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceeding (whether or not having the force or effect of law).

(b) Anything herein to the contrary notwithstanding, the Seller Parties hereby consent to the disclosure of any nonpublic information with respect to it (i) to the Administrator, the Liquidity Banks, the LC Bank or Market Street by each other, (ii) by the Administrator, Market Street or the LC Bank to any prospective or actual assignee or participant of any of them and (iii) by the Administrator to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Market Street or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which PNC acts as the administrator or agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that each such Person is informed of the confidential nature of such information. In addition, Market Street, the LC Bank and the Administrator may disclose any such nonpublic information in accordance with any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Market Street, the LC Bank and the Administrator shall each maintain and shall cause each of its employees and officers to maintain the confidentiality of any confidential or proprietary information with respect to each Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Market Street, the LC Bank or the Administrator arising from or related to the transactions contemplated herein provided, however, that each of Market Street, the LC Bank and the Administrator and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to any Liquidity Bank, (ii) to any prospective or actual assignee or participant of Market Street, the LC Bank or the Administrator who execute a confidentiality agreement for the benefit of any Originator and Seller on terms comparable to those required of Market Street, the LC Bank and the Administrator hereunder with respect to such disclosed information, (iii) to any rating agency, provider of a surety, guaranty or credit or liquidity enhancement to Market Street, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law).

(d) Notwithstanding any other express or implied agreement to the contrary contained herein, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation section 1.6011-4(c).

Section 13.5 Bankruptcy Petition.

The Seller, the Servicer, the Administrator, the LC Bank and each Liquidity Bank hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Market Street, it will not institute against, or join any other Person in instituting against, Market Street any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 13.6 Limitation of Liability.

Except with respect to any claim arising out of the willful misconduct or gross negligence of Market Street, the Administrator, the LC Bank or any Liquidity Bank, no claim may be made by a Seller Party or any other Person against Market Street, the Administrator, the LC Bank or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller Parties hereby waive, release, and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 13.7 No Recourse Against Market Street.

The obligations of Market Street under this Agreement are solely the limited liability company obligations of Market Street. No recourse shall be had for any obligation, covenant or agreement (including, without limitation, the payment of any amount owing in respect to this Agreement or the payment of any Fee hereunder or for any other obligation or claim) arising out of or based upon this Agreement or any other agreement, instrument or Transaction Document entered into pursuant hereto or in connection herewith against any member, employee, officer, director, manager, administrator or organizer of Market Street, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.

Section 13.8 Limitation on Payments.

Notwithstanding any provisions contained in this Agreement to the contrary, Market Street shall not, and shall not be obligated to, pay any amount pursuant to this Agreement unless (a) Market Street has received funds which may be used to make such payment and which funds are not required to repay the Commercial Paper when due and (b) after giving effect to such payment, either (i) there is sufficient liquidity availability (determined in accordance with the Program Documents), under all of the liquidity facilities for Market Street’s commercial paper program, to pay the “Face Amount” (as defined below) of all outstanding Commercial Papers when due or (ii) all Commercial Papers are paid in full. Any amount which Market Street does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or an obligation of Market Street for any such insufficiency unless and until such payment may be made in accordance with clauses (a) and (b) above. The agreements in this Section shall survive termination of this Agreement and payment of all obligations hereunder. As used in this Section, the term “Face Amount” means, with respect to outstanding Commercial Papers, (x) the face amount of any such Commercial Papers issued on a discount basis, and (y) the principal amount of, plus the amount of all interest accrued and to accrue thereon to the stated maturity date of, any such Commercial Papers issued on an interest-bearing basis.

Section 13.9 CHOICE OF LAW.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF SELLER OR THE SECURITY INTEREST OF THE ADMINISTRATOR, FOR THE BENEFIT OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 13.10 CONSENT TO JURISDICTION.

EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR

PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATOR, MARKET STREET OR THE LC BANK TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE ADMINISTRATOR, MARKET STREET OR THE LC BANK OR ANY AFFILIATE OF THE ADMINISTRATOR, MARKET STREET OR THE LC BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 13.11 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 13.12 Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by the Seller Parties pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and the provisions of Section 13.4 through and including Section 13.14 shall be continuing and shall survive any termination of this Agreement.

(c) Each of the Seller Parties, Market Street, the LC Bank and the Administrator hereby acknowledges and agrees that the Liquidity Banks are hereby made express third party beneficiaries of this Agreement and each of the other Transaction Documents.

(d) This Agreement amends and restates the Existing Agreement in its entirety, effective as of the Closing Date, and is not intended to constitute a novation of the obligations thereunder. Nothing contained herein shall terminate any security interests or subordinations previously granted in favor of TPF or STRH in connection with the Existing Agreement and the transactions contemplated thereby; such security interests and subordinations are being assigned by TPF and STRH to Market Street and the Administrator, as applicable; and such security interest and subordinations shall continue in full force and effect in favor of Market Street, the LC Bank and the Administrator, as applicable, from and after the Closing Date.

Section 13.13 Counterparts; Severability; Section References.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by fax or other means of electronic transmission shall be effective as delivery of a manually executed counterpart of a signature page to this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 13.14 Characterization.

(a) It is the intention of the parties hereto that, other than for federal, state and local income and franchise tax purposes, each Purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which Purchase shall provide Market Street and/or the LC Bank with the full benefits of ownership of the applicable Purchased Assets. Except as specifically provided in this Agreement, each sale of a Purchased Asset hereunder is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to Market Street, the LC Bank and the Administrator for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by Market Street, the LC Bank or the Administrator or any assignee thereof of any obligation of the Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of the Seller or any Originator. It is the intention of the parties hereto that for federal, state and local income and franchise tax purposes Market Street’s and/or the LC Bank’s acquisition of the Purchased Assets shall be treated as a secured loan by Market Street and the LC Bank to the Seller, and each party hereto agrees to characterize all Purchases hereunder as secured loans on all tax returns filed by such party

(b) In addition to any ownership interest which the Administrator, Market Street or the LC Bank may from time to time acquire pursuant hereto, the Seller hereby grants to the Administrator for the ratable benefit of Market Street, each Liquidity Bank and the LC Bank a valid security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, all proceeds of the foregoing and all other assets of the Seller prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Administrator, on behalf of Market Street, each Liquidity Bank and the LC Bank, shall have, in addition to the rights and remedies that it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

ARCH CHEMICALS RECEIVABLES CORP.

By:	/s/ W. Paul Bush
Name:	W. Paul Bush
Title:	VP and Treasurer

Address:

US Mail:

c/o Arch Chemicals, Inc.

501 Merritt 7

P.O. Box 5204

Norwalk, CT 06856-5204

Hand Delivery:

c/o Arch Chemicals, Inc.

501 Merritt 7

Norwalk, CT 06851

Attention: Corporate Secretary

Telephone No.: (203) 229-3576

Facsimile No.: (203) 229-3143

ARCH CHEMICALS, INC.

By:	/s/ W. Paul Bush
Name:	W. Paul Bush
Title:	Treasurer

Address:

US Mail:

501 Merritt 7

P.O. Box 5204

Norwalk, CT 06856-5204

Hand Delivery:

501 Merritt 7

Norwalk, CT 06851

Attention: Corporate Secretary

Telephone No.: (203) 229-2900

Facsimile No.: (203) 229-2713

MARKET STREET FUNDING LLC

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

Address:
Market Street Funding LLC
c/o AMACAR Group, L.L.C.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina 28211
Attention: Douglas K. Johnson
Telephone No. 704-365-0569
Facsimile No.: 704-365-1362
With a copy to:
PNC Bank, National Association
One PNC Plaza, 26th Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention: William Falcon
Telephone No.: 412-762-5442
Facsimile No.: 412-762-9184

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ William P. Falcon
Name:	William P. Falcon
Title:	Vice President

Address:
PNC Bank, National Association
One PNC Plaza, 26th Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention: William Falcon
Telephone No.: 412-762-5442
Facsimile No.: 412-762-9184

PNC BANK, NATIONAL ASSOCIATION, as LC Bank

By:	/s/ Robert M. Martin
Name:	Robert M. Martin
Title:	Senior Vice President

Address:
PNC Bank, National Association
Two Tower Center
East Brunswick, NJ 08816
Attention: Robert Martin
Telephone No.: 203-861-0219
Facsimile No.: 203-861-0340

EXHIBIT I

DEFINITIONS

As used in the Agreement and the Exhibits and Schedules thereto, the following terms shall have the meanings set forth in this Exhibit I (such meanings to be equally applicable to both the singular and plural forms of the terms defined). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Receivables Sale Agreement (hereinafter defined).

Accounts Receivable Turnover Ratio: As of any Cut-Off Date, the ratio computed by dividing (a) the aggregate amount of Receivables generated during the 12 Calculation Periods ending on such Cut-Off Date by (b) the average of the aggregate Outstanding Balance of all Receivables as of the last 12 Cut-Off Dates; provided that in no event shall any Excluded Receivable be included in the numerator or denominator of the foregoing computation.

Adjusted Dilution Ratio: At any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

Administrator: As defined in the preamble to this Agreement.

Administrator’s Account: Administrator’s Account # 1002422076, ABA No. 043000096, at PNC’s office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania, Attn: William Falcon, Reference: Market Street Funding LLC/Arch Chemicals Receivables Corp. Transaction.

Adverse Claim: A lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

Aggregate Invested Amount: On any date of determination, the sum of (a) the aggregate Invested Amount of Purchased Assets of Market Street plus (b) the LC Amount outstanding on such date.

Aggregate Reduction: As defined in Section 1.3(b).

Aggregate Unpaids: At any time, an amount equal to the sum of (a) the Aggregate Invested Amount, plus (b) all Recourse Obligations (whether due or accrued) at such time.

Agreement: This Amended and Restated Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

Alternate Base Rate: For any day, the rate per annum equal to the sum of (a) the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Effective Rate, plus (b) the Applicable Margin. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Effective Rate shall be effective on the date of each such change.

Amortization Date: The earliest to occur of (a) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (b) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to a Seller Party, (c) the Business Day specified in a written notice from the Administrator following the occurrence of any other Amortization Event, and (d) the date which is ten (10) Business Days after the Administrator’s receipt of written notice from the Seller that it wishes to terminate the facility evidenced by this Agreement.

Amortization Event: As defined in Article IX.

Applicable Margin: As defined in the Fee Letter.

Arch: Arch Chemicals, Inc.

Asset Coverage Ratio: As of any date of determination, the ratio computed by dividing (a) the sum of (i) the Net Pool Balance and (ii) the amount of cash collateral held in the LC Collateral Account, by (b) the sum of (i) Aggregate Invested Amount, plus (ii) the Required Reserve.

Authorized Officer: With respect to any Person, its president, chief executive officer, any vice president, corporate controller, treasurer or chief financial officer.

Broken Funding Costs: For any Purchased Asset which: (a) is funded with Pooled Commercial Paper and has its Invested Amount reduced without compliance by the Seller with the notice requirements hereunder, or which is funded with other Commercial Paper and has its Investment Amount reduced on any date other than a Settlement Date, or (b) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (c) is assigned by Market Street to the Liquidity Banks under the Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (i) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the Administrator to relate to such Purchased Asset (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (b) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Invested Amount of such Purchased Asset if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (ii) the sum of (A) to the extent all or a portion of such Invested Amount is allocated to another Purchased Asset, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Invested Amount for the new Purchased Asset, and (B) to the extent such Invested Amount is not allocated to another Purchased Asset, the income, if any, actually received during the remainder of such period by the holder of such Purchased Asset from investing the portion of such Invested Amount not so allocated.

Business Day: Any day on which banks are not authorized or required to close in New York, New York, Philadelphia, Pennsylvania or Pittsburgh, Pennsylvania, and, (a) if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market, and (b) if the applicable Business Day relates to any computation or payment to be made with respect to any Purchased Asset funded through the issuance of Commercial Paper or any CP Costs, any day on which commercial paper markets in the United States are open.

Calculation Period: A calendar month.

Canadian Obligor: An Obligor which, if a natural person, is a resident of an Eligible Province or Territory, or, if a corporation or other business organization, is organized under the laws of Canada or any Eligible Province or Territory and has its chief executive office in an Eligible Province or Territory.

Cash Purchase Price: With respect to any Incremental Purchase of a Purchased Asset, the amount paid to the Seller for such Purchased Asset which shall not exceed the least of (a) the amount requested by the Seller in the applicable Purchase Notice, (b) the unused portion of the Purchase Limit on the applicable purchase date and (c) the excess, if any, of the Net Pool Balance (less the Required Reserve) on the applicable purchase date over the aggregate outstanding amount of Aggregate Invested Amount determined as of the date of the most recent Monthly Report or Collateral Certificate.

Change of Control: (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 51% or more of the outstanding shares of voting stock entitled to elect a majority of the board of directors of Arch, or (b) Arch ceases to own 100% of the outstanding shares of voting stock of the Seller.

Charge-Offs: All Receivables (other than Excluded Receivables) not previously deemed Defaulted Receivables that are written off by the Servicer or should, in accordance with the Credit and Collection Policy, be written off as uncollectible.

Closing Date: October 6, 2009.

Collateral Certificate: A certificate, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Administrator pursuant to Section 8.5.

Collection Account: Each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

Collection Account Agreement: An agreement in form reasonably acceptable to the Administrator among an Originator, Servicer, the Seller, the Administrator and a Collection Bank establishing control over a Collection Account.

Collection Bank: At any time, any of the banks holding one or more Collection Accounts.

Collection Notice: A notice, in substantially the form attached to a Collection Account Agreement from the Administrator to a Collection Bank.

Collections: With respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

Commercial Paper: Promissory notes of Market Street issued by Market Street in the commercial paper market to fund the Purchased Assets.

Commitment: (a) As to Market Street, its commitment to make Purchases up to $80,000,000 and (b) as to the LC Bank, its commitment to issue or to cause the issuance of Letters of Credit up to $30,000,000, as each such dollar amount may be reduced pursuant to Section 1.1(b) of this Agreement.

Concentration Limit:

(a) For any Group A Obligor 12.0% of the aggregate Outstanding Balance of all Eligible Receivables;

(b) For any Group B Obligor, 6.0% of the aggregate Outstanding Balance of all Eligible Receivables; or

(c) For any Group C Obligor, 4.0% of the aggregate Outstanding Balance of all Eligible Receivables;

(d) For any Group D Obligor, 3.0% of the aggregate Outstanding Balance of all Eligible Receivables;

(e) For any Special Obligor, 27.5% of the aggregate Outstanding Balance of all Eligible Receivables;

(f) For all Canadian Obligors in the aggregate, 5.0% of the aggregate Outstanding Balance of all Eligible Receivables;

(g) For all Permitted Government Receivables, 3.0% of the aggregate Outstanding Balance of all Eligible Receivables;

(h) For all Receivables with terms allowing for payment within 91-180 days after invoice date, 25.0% of the aggregate Outstanding Balance of all Eligible Receivables;

(i) For all Receivables denominated in Canadian Dollars, 5.0% of the aggregate Outstanding Balance of all Eligible Receivables;

provided that the limitations set forth in the foregoing clauses (a)-(e) shall apply to each specified Obligor and its Affiliates, considered as if they were one and the same Person; provided further that with respect to a single Canadian Obligor, the Group C Obligor and Group D Obligor Concentration Limits set forth above shall apply.

Confidential Contracts: Those Contracts which require that their existence or terms not be disclosed to third parties, including Market Street, the LC Bank or the Administrator.

Contingent Obligation: Of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

Contract: With respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

CP Costs: For each day, the sum of (a) discount or interest accrued on that portion of Market Street’s Commercial Paper that is allocated to fund the Purchased Assets, plus (b) any and all accrued commissions in respect of placement agents and commercial paper dealers, and issuing and paying agent fees incurred, in respect of such Commercial Paper for such day, plus (c) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by such Commercial Paper for such day, plus (d) the Applicable Margin, minus (e) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with such Commercial Paper for such day, minus (f) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any investment of Market Street pursuant to the terms of any receivable purchase or financing facilities funded substantially with such Commercial Paper. In addition to the foregoing costs, if the Seller shall request any Purchase during any period of time determined by the Administrator in its sole discretion to result in incrementally higher CP Costs applicable to such Purchase, the principal associated with any such Purchase shall, during such period, be deemed to be funded by Market Street in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

Credit Agreement: That certain Revolving Credit Agreement, dated as of June 15, 2006, among the Servicer, Banc of America Securities, L.L.C., as Joint Lead Arranger and Joint Book Manager, Bank of America, National Association, and Citizens Bank of Massachusetts, as Co-Syndication Agents, the lenders party thereto, J.P. Morgan Securities Inc., as Joint Lead Arranger and Joint Book Manager, STRH, as Documentation Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended through the date of Amendment No. 3 to this Agreement without giving effect to any amendments thereto after the date of Amendment No. 3 to this Agreement unless specifically consented to in writing by the Administrator.

Credit and Collection Policy: The Seller’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VII hereto, as modified from time to time in accordance with this Agreement.

Cut-Off Date: The last day of a Calculation Period.

Days Sales Outstanding Ratio: On any date of determination, the ratio computed as of the most recent Cut-Off Date by dividing (a) the average of the aggregate Outstanding Balance of all Receivables as of the last 3 Cut-Off Dates by (b) the quotient of (i) the aggregate amount of Receivables generated during the 3 Calculation Periods ending on such Cut-Off Date divided by (ii) 90.

Deemed Collections: Collections deemed received by the Seller under Section 1.4.

Default Horizon Ratio: As of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (a) the sum of (i) the aggregate Receivables (other than Excluded Receivables) generated by the Originators during the four (4) Calculation Periods ending on such Cut-Off Date, plus (ii) the lesser of (A) 100% or (B) the Weighted Average Credit Percentage multiplied by the aggregate Receivables (other than Excluded Receivables) generated by the Originators during the Calculation Period ending four (4) months prior to such Cut-Off Date, plus, only if the Weighted Average Credit Percentage is greater than 100%, (iii) the product of (A) the Weighted Average Credit Percentage minus 100% multiplied by (B) the aggregate Receivables (other than Excluded Receivables) generated by the Originators during the Calculation Period ending five (5) months prior to such Cut-Off Date, by (b) the Net Pool Balance as of such Cut-Off Date.

Default Rate: A rate per annum equal to the greater of (a) sum of (i) the Alternate Base Rate plus (ii) 3.0%, changing when and as the Alternate Base Rate changes and (b) the sum of (i) the LIBO Rate plus (ii) 1.50% changing when and as such LIBO Rate changes.

Default Ratio: As of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount (without double-counting) of Receivables (other than Excluded Receivables) which became Defaulted Receivables or Charge-Offs during the Calculation Period that includes such Cut-Off Date, by (b) the aggregate Receivables (other than Excluded Receivables) generated by the Originators during the Calculation Period occurring six (6) months prior to the Calculation Period ending on such Cut-Off Date.

Defaulted Receivable: A Receivable (other than an Excluded Receivable): (a) as to which the Obligor thereof has suffered an Event of Bankruptcy; (b) which, consistent with the Credit and Collection Policy, would be written off the Seller’s books as uncollectible; or (c) as to which any payment, or part thereof, remains unpaid for 121 days or more from the original due date for such payment.

Deferred Purchase Price: With respect to any Incremental Purchase of Purchased Assets, the amount available pursuant to Clause seventh of Sections 2.2(b) and 2.3.

Delinquency Ratio: At any time, a percentage equal to (a) the aggregate Outstanding Balance of all Receivables (other than Excluded Receivables) that were Delinquent Receivables at such time divided by (b) the aggregate Outstanding Balance of all Receivables (other than Excluded Receivables) at such time.

Delinquent Receivable: A Receivable (other than an Excluded Receivable) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment.

Dilution: The amount of any reduction or cancellation of the Outstanding Balance of a Receivable (other than an Excluded Receivable) as described in Section 1.4.

Dilution Reserve: On any date of determination, computed as of the most recent Cut-Off Date, the product of (a) the sum of (i) the product of (A) the Stress Factor times (B) the Adjusted Dilution Ratio plus (ii) the Dilution Volatility Component times (b) the Dilution Horizon Ratio.

Dilution Horizon Ratio: As of any Cut-Off Date, a ratio (expressed as a decimal), computed by dividing (a) the aggregate Receivables (other than Excluded Receivables) generated by the Originators during the two previous Calculation Periods ending on such Cut-Off Date, by (b) the Net Pool Balance as of such Cut-Off Date.

Dilution Ratio: As of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (a) the total amount of decreases in Outstanding Balances due to Dilutions during the Calculation Period ending on such Cut-Off Date, by (b) the aggregate Receivables (other than Excluded Receivables) generated by the Originators during the Calculation Period occurring two (2) months prior to the Calculation Period ending on such Cut-Off Date.

Dilution Volatility Component: The product (expressed as a percentage) of (a) the difference between (i) the highest two (2)-month rolling average Dilution Ratio over the past 12 Calculation Periods and (ii) the Adjusted Dilution Ratio, and (b) a fraction, the numerator of which is equal to the amount calculated in (a)(i) of this definition and the denominator of which is equal to the amount calculated in (a)(ii) of this definition.

Drawing Date As defined in Section 1.9.

Eligible Assignee: A commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company’s) short-term securities equal to or higher than (a) A-1 by S&P and (b) P-1 by Moody’s.

Eligible Province or Territory: Ontario, British Columbia, Prince Edward Island, Saskatchewan, Alberta and The Yukon.

Eligible Receivable: At any time, a Receivable:

(a) the Obligor of which (i) if a natural person, is a resident of the United States or an Eligible Province or Territory, or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States or under the laws of Canada or any Eligible Province or Territory and has its chief executive office in an Eligible Province or Territory, and (ii) is not an Affiliate of any of the parties hereto,

(b) that arises under a Contract,

(c) which is not a Defaulted Receivable or a Delinquent Receivable,

(d) which is not a Government Receivable other than a Permitted Government Receivable,

(e) which by its terms is due and payable within 180 days of the original billing date therefor and has not had its payment terms extended more than once,

(f) which is an “account” within the meaning of Section 9-102(a)(2) of the UCC of all applicable jurisdictions,

(g) which is denominated and payable only in United States dollars or Canadian dollars in the United States or Canada,

(h) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms,

(i) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

(j) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation except any such contravention or violation which does not have an adverse effect on the Receivables,

(k) which satisfies all applicable requirements of the Credit and Collection Policy,

(l) which was generated in the ordinary course of the applicable Originator’s business,

(m) which arises from the sale of goods, or the provision of services, to the related Obligor by the applicable Originator, and except for incidental amounts, relating to, for example the delivery or shipment of the related goods to the Obligor, not from the sale of goods or provision of services by any other Person (in whole or in part),

(n) which is not subject to any current dispute, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Administrator, that such Receivables shall not be subject to such offset,

(o) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(p) as to which each of the representations and warranties contained in Section 5.1(g), Section 5.1(i), Section 5.1(j), Section 5.1(r), Section 5.1(s), Section 5.1(t) and Section 5.1(u) is true and correct;

(q) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to the Seller under and in accordance with the Receivables Sale Agreement, and the Seller has good and marketable title thereto free and clear of any Adverse Claim; and

(r) The Obligor of which is not Vitafoam Canada.

ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

ERISA Affiliate: Any trade or business (whether or not incorporated) under common control with Arch within the meaning of Section 414(b) or (c) of the Tax Code (and Sections 414(m) and (o) of the Tax Code for purposes of provisions relating to Section 412 of the Tax Code).

Event of Bankruptcy: Shall be deemed to have occurred with respect to a Person if either:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

Excess Concentration Amount: At any time with respect to any Obligor, group of Obligors or group of Receivables described in clauses (a)-(i) of the definition of “Concentration Limit” (but without duplication), the amount, if any, by which the aggregate Outstanding Balance of all Eligible Receivables of such Obligor, group of Obligors, or group of Receivables, exceeds the Concentration Limit for such Obligor, group of Obligors, or group of Receivables in each case, at such time.

Excluded Receivable: Any Receivable as to which the Obligor (a) if a natural person, is a resident of a province of territory of Canada that is not an Eligible Province or Territory, or, (b) if a corporation or other business organization, is organized under the laws of a province or territory of Canada (other than an Eligible Province or Territory) or any political subdivision thereof and has its chief executive office in a province or territory of Canada (other than an Eligible Province or Territory), or (c) is Vitafoam Canada.

Facility Account: The Seller’s account no. 1028866222 at PNC.

Facility Termination Date: The earliest to occur of (a) the Liquidity Termination Date, (b) the Amortization Date, (c) the Scheduled LC Terminate Date and (d) October 5, 2010.

Federal Bankruptcy Code: Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

Federal Funds Effective Rate: means, for any day the greater of (a) the average rate per annum as determined by PNC at which overnight Federal funds are offered to PNC for such day by major banks in the interbank market, and (b) if PNC is borrowing overnight funds from a Federal Reserve Bank that day, the average rate per annum at which such overnight borrowings are made on that day. Each determination of the Federal Funds Effective Rate by PNC shall be conclusive and binding on the Seller except in the case of manifest error.

Fee Letter: That certain letter agreement dated as of the date hereof among the Seller, Arch and the Administrator, as it may be amended, restated or otherwise modified and in effect from time to time.

Final Payout Date: The date on which all Aggregate Unpaids have been paid in full and the Purchase Limit has been reduced to zero.

Finance Charges: With respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

Foreign Currency Reserve: An amount equal to 10% of the U.S. dollar spot market-equivalent of all Eligible Receivables otherwise included in the Net Pool Balance which are denominated in Canadian dollars.

Funding Agreement: (a) the Liquidity Agreement (b) any other Program Support Agreement and (c) any other agreement or instrument executed by any Funding Source with or for the benefit of Market Street.

Funding Source: (a) any Liquidity Bank, (b) Program Support Provider or (c) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Market Street.

GAAP: Generally accepted accounting principles in effect in the United States of America as in effect from time to time.

Government Acts: As defined in Section 1.13.

Government Receivable: A Receivable as to which the Obligor is any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government including any authority or other quasi-governmental entity established to perform any of such functions.

Governmental Authority: Means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

Group A Obligor: Means any Obligor with a short-term rating of at least: (a) “A1” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “A” or better by S&P on its long-term senior unsecured and uncreditenhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, a rating of “A2” or better by Moody’s on its long-term senior unsecured and uncreditenhanced debt securities.

Group B Obligor: Means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB+” to “A-” by S&P on its long-term senior unsecured and uncreditenhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, a rating of “Baa1” to “A3” by Moody’s on its long-term senior unsecured and uncreditenhanced debt securities.

Group C Obligor: Means an Obligor, not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB” to “BBB-” by S&P on its long-term senior unsecured and uncreditenhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, a rating of “Baa2” to “Baa3” by Moody’s on its long-term senior unsecured and uncreditenhanced debt securities.

Group D Obligor: Means any Obligor that is not a Group A Obligor, Group B Obligor, Group C Obligor, Special Obligor, Canadian Obligor or an Obligor of Permitted Government Receivables.

Incremental Purchase: A purchase of one or more Purchased Assets which increases the total outstanding Aggregate Invested Amount hereunder. For the avoidance of doubt, an Incremental Purchase shall include, a purchase or deemed purchase of Purchased Assets under the Agreement which (a) is paid for in cash (other than through Reinvestments), (b) treated as an Incremental Purchase pursuant to Section 1.2(b) of the Agreement and/or any of the provisions set forth in Sections 1.6 through 1.15 of the Agreement or (c) without double counting any of the amounts described in clause (a) or (b), above, is the result of the issuance of Commercial Paper by Market Street, pursuant to the Agreement or otherwise, the proceeds of which are used to reimburse draws on the LC Bank under any Letter of Credit, whether on, prior to or after the date any such draw is treated as or deemed to be an Incremental Purchase under the Agreement.

Indebtedness: Of a Person means such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) capitalized lease obligations, (f) net liabilities under interest rate swap, exchange or cap agreements, (g) Contingent Obligations and (h) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

Indemnified Amounts: As defined in Section 10.1(a).

Indemnified Party: As defined in Section 10.1(a).

Independent Director: As defined in Section 7.1(i)(v).

Interest Period: With respect to any Purchased Asset funded through a Liquidity Funding:

(c) if Yield for such Purchased Asset is calculated on the basis of the LIBO Rate, a period of one, two or three months, or such other period as may be mutually agreeable to the Administrator and the Seller, commencing on a Business Day selected by the Seller or the Administrator pursuant to this Agreement. Such Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month; or

(d) if Yield for such Purchased Asset is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by the Seller and agreed to by the Administrator, provided that no such period shall exceed one month.

If any Interest Period would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that in the case of Interest Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of any Interest Period which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Interest Period shall end on the Facility Termination Date. The duration of each Interest Period which commences after the Facility Termination Date shall be of such duration as selected by the Administrator.

Invested Amount: Of any Purchased Asset means, at any time, (a) the Cash Purchase Price of such Purchased Asset (including a Cash Purchase Price paid pursuant to Section 1.2(b)), minus (b) the sum of the aggregate amount of Collections and other payments received by the Administrator which in each case are applied to reduce such Invested Amount in accordance with the terms and conditions of this Agreement; provided that such Invested Amount shall be restored (in accordance with Section 2.4) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

ISP98 Rules As defined in Section 1.7.

LC Amount At any time, the then aggregate face amount of the outstanding Letters of Credit.

LC Bank As defined in the preamble to this Agreement.

LC Collateral Account The account designated as the LC Collateral Account established and maintained by the Administrator (for the benefit of the LC Bank), or such other account as may be so designated as such by the Administrator.

Letter of Credit Any stand-by letter of credit issued by the LC Bank for the account of the Seller pursuant to the Agreement.

Letter of Credit Application As defined in Section 1.7.

LIBO Rate: For any Interest Period, the rate per annum determined on the basis of (a) the offered rate for deposits in U.S. dollars of amounts equal or comparable to the Invested Amount offered for a term comparable to such Interest Period, which rates appear on Telerate page 3750 (or any successor page) effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period (the “Rate Setting Day”) or if such rate is unavailable, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) based on the rates at which deposits in U.S. dollars for one month are displayed on page “LIBOR” of the Reuters Screen as of 11:00 a.m. (London time) on the Rate Setting Day (it being understood that if at least two (2) such rates appear on such page, the rate will be the arithmetic mean of such displayed rates), provided that if no such offered rates appear on such pages, the LIBO Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Administrator, at approximately 10:00 a.m.(New York City time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the Invested Amount, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrator in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period plus (c) the Applicable Margin.

Liquidity Agreement: That certain Liquidity Asset Purchase Agreement dated as of the date hereof by and among Market Street, the Administrator, PNC, as liquidity agent, and the banks from time to time party thereto, as the same may be amended, restated and/or otherwise modified from time to time in accordance with the terms thereof.

Liquidity Bank: Each bank from time to time party to the Liquidity Agreement (other than the Administrator acting in its capacity as the Administrator thereunder).

Liquidity Commitment: As to each Liquidity Bank, its commitment under the Liquidity Agreement. The Liquidity Commitments, in the aggregate, shall equal 102% of the greater of (a) the Purchase Limit hereunder, and (b) the Aggregate Invested Amount.

Liquidity Funding: A purchase by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of a Purchased Asset or any advance under any other Program Support Agreement that is used to fund a Purchase hereunder.

Liquidity Termination Date: The earlier to occur of (a) the “Liquidity Termination Date” set forth in the Liquidity Agreement, as amended from time to time which date is October 5, 2010, and (b) the occurrence of an Event of Bankruptcy with respect to Market Street.

Lock-Box: Each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

Loss Reserve: For any Calculation Period, the product (expressed as a percentage) of (a) the Stress Factor, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

Market Street: As defined in the preamble to this Agreement.

Material Adverse Effect: A material adverse effect on (a) the financial condition or operations of Arch and its Subsidiaries taken as a whole, (b) the ability of any Seller Party to perform its obligations under this Agreement, (c) the legality, validity or enforceability of this Agreement or any other Transaction Document, (d) the Administrator’s security interest, for the benefit of the Secured Parties, in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (e) the collectability of the Receivables generally or of any material portion of the Receivables.

Material Indebtedness: As defined in Section 9.1(f).

Monthly Report: A report, in substantially the form of Exhibit VIII hereto (appropriately completed), furnished by the Servicer to the Administrator pursuant to Section 8.5.

Monthly Reporting Date: (a) The 1st Business Day prior to each Settlement Date, or (b) such other days of any month as the Administrator may request in connection with Section 8.5 hereof.

Moody’s: Moody’s Investors Service, Inc.

Net Pool Balance: At any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by (a) the Excess Concentration Amount and (b) the Foreign Currency Reserve.

Obligor: A Person obligated to make payments pursuant to a Contract.

Order: As defined in Section 1.14.

Originator(s): Arch Chemicals, Inc., a Virginia corporation, Arch Treatment Technologies, Inc., a Virginia corporation, Arch Wood Protection, Inc., a Delaware corporation, and Arch Personal Care Products, L.P., a New Jersey limited partnership.

Other Costs: As defined in Section 10.3.

Other Customers: As defined in Section 10.4.

Outstanding Balance: Of any Receivable at any time means the then outstanding principal balance thereof.

Participant: As defined in Section 12.2.

PBGC: The Pension Benefit Guaranty Corporation, or any successor thereto.

Pension Plan: A pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Arch sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

Permitted Government Receivable: A general obligation of a state or municipal government or any agency, branch, division, district, or other political subdivision thereof, or a general obligation of the United States government or any agency, branch, division, department, or other political subdivision thereof to the extent and that such obligation has complied with the Assignment of Claims Act

Person: An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

Plan: An employee benefit plan (as defined in Section 3(3) of ERISA) which Arch or any of its ERISA Affiliates sponsors or maintains or to which Arch or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.

Pooled Commercial Paper: Commercial Paper notes of Market Street subject to any particular pooling arrangement by Market Street, but excluding Commercial Paper issued by Market Street for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Market Street.

Prime Rate: A rate per annum equal to the prime rate of interest announced from time to time by PNC (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

Program Documents: The Liquidity Agreement, the documents under which Administrator performs its obligations with respect to Market Street’s commercial paper program and the other documents to be executed and delivered in connection therewith, as amended, supplemented, restated or otherwise modified from time to time.

Program Support Agreement: Includes the Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of Market Street, (b) the issuance of one or more surety bonds for which Market Street is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by Market Street to any Program Support Provider of Purchased Assets and/or (d) the making of loans and/or other extensions of credit to Market Street in connection with Market Street’s receivables-securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

Program Support Provider: Includes any Liquidity Provider and any other Person (other than any customer of Market Street) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, Market Street pursuant to any Program Support Agreement.

Proposed Reduction Date: As defined in Section 1.3(a).

Purchase: An Incremental Purchase or a Reinvestment.

Purchase Date: Each Business Day on which a Purchase is made hereunder.

Purchase Limit: $80,000,000.

Purchase Notice: As defined in Section 1.2.

Purchase Price: The sum of the (a) Cash Purchase Price and (b) Deferred Purchase Price.

Purchased Assets: All of the Seller’s right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections and all proceeds of the foregoing, which right, title and interest is transfer to Market Street and/or the LC Bank, as applicable pursuant to the terms of this Agreement.

Rating Agency Condition: That Market Street has received written notice from S&P and Moody’s that an amendment, a change or a waiver will not result in a withdrawal or downgrade of the then current ratings on Market Street’s Commercial Paper.

Receivable: All indebtedness and other obligations owed to the Seller or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) or in which the Seller or any Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by any Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto.

Receivables Sale Agreement: That certain Amended and Restated Receivables Sale Agreement, dated as of October 6, 2009, among the Originators and the Seller, as the same may be amended, restated or otherwise modified from time to time.

Records: With respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

Recourse Obligations: As defined in Section 2.1.

Reduction Notice: As defined in Section 1.3.

Regulatory Change: As defined in Section 10.2.

Reinvestment: As defined in Section 2.2(a).

Reimbursement Obligation: As defined in Section 1.9.

Related Security: All of the Seller’s right, title and interest in, to and under and with respect to any Receivable:

(a) all of the Seller’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by an Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(b) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(c) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(d) all service contracts and other contracts and agreements associated with such Receivable,

(e) all Records related to such Receivable,

(f) all of the Seller’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable,

(g) all proceeds of any of the foregoing;

provided, however, that “Related Security” shall not include any Restricted Contract to the extent the assignment or transfer of, or the creation, attachment, perfection or enforcement of a security interest in, such Restricted Contract is not authorized by Section 9-406(d) of the UCC as in effect in each relevant jurisdiction.

Required Reserve: On any day during a Calculation Period, the product of (a) the greater of (i) the sum of (A) the Required Reserve Factor Floor, (B) the Yield Reserve and (C) the Servicing Reserve and (ii) the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.

Required Reserve Factor Floor: For any Calculation Period, the sum (expressed as a percentage) of (a) 15% plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date plus (c) if any Special Obligor does not maintain a short-term rating of A-1+ by S&P, the lesser of (i) 12.5% and (ii) the difference between (A) the percentage of the aggregate outstanding Balance of all Eligible Receivables, the Obligors of which is such Special Obligor and (B) 15.0%.

Required Liquidity Banks: At any time, Liquidity Banks with Liquidity Commitments in excess of 50% of the aggregate amount of all Liquidity Commitments.

Required Notice Period: Two (2) Business Days.

Restricted Contracts: As defined in the Sale Agreement.

Restricted Junior Payment: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of the Seller, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Seller now or hereafter outstanding, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Seller now or hereafter outstanding, and (e) any payment of management fees by the Seller (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).

Review: As defined in Section 7.1(d)(ii).

S&P: Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

Scheduled LC Termination Date: With respect to the LC Bank, initially October 5, 2010, as such date may be extended from time to time in the sole discretion of the LC Bank.

Secured Parties: The Indemnified Parties.

Seller: As defined in the preamble to this Agreement.

Seller Parties: As defined in the preamble to this Agreement.

Servicer: At any time the Person (which may be the Administrator) then authorized pursuant to Article VIII to service, administer and collect Receivables.

Servicing Fee: For each day in a Calculation Period:

(a) an amount equal to (i) the Servicing Fee Rate (or, at any time while Arch or one of its Affiliates is the Servicer, such lesser percentage as may be agreed between the Seller and the Servicer on an arms’ length basis based on then prevailing market terms for similar services), times (ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (iii) 1/360; or

(b) on and after the Servicer’s reasonable request made at any time when Arch or one of its Affiliates is no longer acting as Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding (i) 110% of such Servicer’s reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, divided by (ii) the number of days in the current Calculation Period.

Servicing Fee Rate: 1.0% per annum.

Servicing Reserve: For any Calculation Period, the product (expressed as a percentage) of (a) the Days Sales Outstanding Ratio of the most recent Cut-Off Date times, (b) the Stress Factor times, (c) the Servicing Fee Rate times, and (d) 1/360.

Settlement Date: (a) The 16th day of each month after the date of this Agreement (or if any such day is not a Business Day, the next succeeding Business Day thereafter) and (b) the last day of the relevant Interest Period in respect of each Purchased Asset funded through a Liquidity Funding.

Settlement Period: (a) In respect of each Purchased Asset funded through the issuance of Commercial Paper, the immediately preceding Calculation Period, and (b) in respect of each Purchased Asset funded through a Liquidity Funding, the entire Interest Period of such Liquidity Funding.

Special Obligor. Wal-Mart Stores Inc. and its Affiliates so long as (a) not more than 10% of the aggregate Outstanding Balance of all Receivables owing from them remain unpaid for more than 60 days from the original due date therefor, and (b) Wal-Mart Stores Inc. maintains short term unsecured debt ratings of at least both “A-1” from S&P and “P-1” from Moody’s.

Stress Factor: 2.25.

Subsidiary: Of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

Tax Code: The Internal Revenue Code of 1986, as the same may be amended from time to time.

Terminating Tranche: As defined in Section 4.3(b).

Transaction Documents: Collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Fee Letter, the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith (except the Program Documents).

UCC: The Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

Unmatured Amortization Event: An event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

Voluntary Termination: The occurrence of an Amortization Event resulting from the occurrence of the “Termination Date” pursuant to subclause (iv) of the definition of “Termination Date” in the Receivables Sale Agreement.

Weighted Average Credit Percentage: On any date of determination, the product (expressed as a percentage) of (a) 100% and (b) the Weighted Average Credit Terms as of the most recent Cut-Off Date minus one.

Weighted Average Credit Terms: For any Cut-Off Date, the weighted average of payment terms granted in invoices for Receivables outstanding as of such date, exclusive of invoices with payment terms of greater than 180 days, determined pursuant to the following formula (expressed as a number and rounded to the nearest 1/10,000): the sum of (a) 1.5 times the percentage of total outstanding Receivables with terms allowing for payment within 1-90 days plus (b) 4 times the percentage of total outstanding Receivables with terms allowing for payment within 91-120 days, plus (c) 5 times the percentage of total outstanding Receivables with terms allowing for payment within 121-150 days plus (d) 6 times the percentage of total outstanding Receivables with terms allowing for payment within 151-180 days; provided that in no event shall either (i) the outstanding balance of Receivables allowing for payment in more than 180 days, or (ii) the outstanding balance of Receivables with terms allowing for payment within 91-180 days in excess of 25% of the aggregate Outstanding Balance of all Eligible Receivables, be included in the forgoing computation of total outstanding Receivables.

Yield: For each Interest Period relating to a Purchased Asset funded through a Liquidity Funding or pursuant to Section 2.1(b) or a drawing under a Letter of Credit, an amount equal to the product of the applicable Yield Rate for such Purchased Asset or such drawing, as applicable, multiplied by the Invested Amount of such Purchased Asset or the amount of such draw, as applicable, for each day elapsed during such Interest Period, annualized on (a) a 360 basis for Yield accruing at the LIBO Rate, or (b) a 365 or 366 day basis, as applicable, for Yield accruing at the Alternate Base Rate.

Yield Rate: With respect to each Purchased Asset funded through a Liquidity Funding or drawing under a Letter of Credit, the LIBO Rate, the Alternate Base Rate or the Default Rate, as applicable.

Yield Reserve: For any Calculation Period, the product (expressed as a percentage) of (a) the Stress Factor times (b) the Alternate Base Rate as of the immediately preceding Cut-Off Date (less the Applicable Margin) times (c) the Days Sales Outstanding Ratio as of the most recent Cut-Off Date times (d) 1/360.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Unless otherwise specified, all terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

EXHIBIT II

FORM OF PURCHASE NOTICE

Arch Chemicals Receivables Corp.

PURCHASE NOTICE

dated                     , 20

for Purchase on                     , 20

PNC Bank, National Association, as Administrator

One PNC Plaza, 26th Floor

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Attention:                     , Fax No. (    )

Ladies and Gentlemen:

Reference is made to the Amended and Restated Receivables Purchase Agreement dated as of October 6, 2009 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) among Arch Chemicals Receivables Corp. (the “Seller”), Arch Chemicals, Inc., as initial Servicer, Market Street Funding LLC, and PNC Bank, National Association, as LC Bank and Administrator. Capitalized terms defined in the Amended and Restated Receivables Purchase Agreement are used herein with the same meanings.

1. The Seller hereby certifies, represents and warrants to the Administrator, the LC Bank and Market Street Funding LLC that on and as of the Purchase Date (as hereinafter defined):

(a) all applicable conditions precedent set forth in Article VI of the Amended and Restated Receivables Purchase Agreement have been satisfied;

(b) each of its representations and warranties contained in Section 5.1 of the Amended and Restated Receivables Purchase Agreement will be true and correct, in all material respects, as if made on and as of the Purchase Date; no event has occurred and is continuing, or would result from the requested Purchase, that constitutes an Amortization Event or Unmatured Amortization Event; and

(c) the Facility Termination Date has not occurred.

II-1

[2. The Seller hereby requests that Market Street Funding LLC make a Purchase on                     , 20     (the “Purchase Date”) as follows:

(i) Cash Purchase Price: $                     and (ii) Deferred Purchase Price $                    .

[2. The Seller request that the LC Bank issue a Letter of Credit with a face amount of $                     .]1

3. Please disburse the proceeds of the Purchase as follows:

[Apply $                    to payment of Aggregate Unpaids due on the Purchase Date]. [Wire transfer $                     to account no.                      at                      Bank, in [city, state], ABA No.                     , Reference:                      ].]2

4. Subsequent to the Purchase and/or issuance of a Letter of Credit, the total Invested Amount shall be $                     and the LC Amount shall be $                    .

IN WITNESS WHEREOF, the Seller has caused this Purchase Request to be executed and delivered as of this                      day of                     ,             .

., as the Seller

By:
Name:
Title:

[1]	In the case of a request for an issuance of a Letter of Credit
[2]	In the case of Purchase Request.

II-2

EXHIBIT III

JURISDICTION OF ORGANIZATION OF THE SELLER PARTIES;

PLACES OF BUSINESS OF THE SELLER PARTIES; LOCATIONS OF RECORDS;

FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

ARCH CHEMICALS, INC.

Jurisdiction of Organization: Virginia

PRINCIPAL PLACES OF BUSINESS:

501 Merritt 7

P.O. Box 5204

Norwalk, CT 06856-5204

P.O. Box 547

2450 Olin Road

Brandenburg, KY 40108-0547

1200 Lower River Road

Charleston, TN 37310

350 Knotter Drive

Cheshire, CT 06410

960 I-10 at West Lake

Lake Charles, LA 70602

100 McKee Road

P.O. Box 30205

Rochester, NY 14603-3205

5660 New Northside Drive NW

Suite 1100

Atlanta, GA 30328

1400 Bluegrass Lake Parkway

Alpharetta, GA 30004

III-1

LOCATION(S) OF RECORDS:

501 Merritt 7

P.O. Box 5204

Norwalk, CT 06856-5204

P.O. Box 547

2450 Olin Road

Brandenburg, KY 40108-0547

1200 Lower River Road

Charleston, TN 37310

350 Knotter Drive

Cheshire, CT 06410

960 I-10 at West Lake

Lake Charles, LA 70602

100 McKee Road

P.O. Box 30205

Rochester, NY 14603-3205

5660 New Northside Drive

NW

Suite 1100

Atlanta, GA 30328

1400 Bluegrass Lake Parkway

Alpharetta, GA 30004

Federal employer identification number:

06-1526315

Legal, Trade & Assumed Names:

JPL Corporation (former name from Aug. 25, 1998 through Nov. 5, 1998)

ARCH CHEMICALS RECEIVABLES CORP.

Jurisdiction of Organization: Delaware

Organization Number (if any): 3493573

III-2

Place(s) of Business:	501 Merritt 7
Norwalk, CT 06851 USA

Location(s) of Records:	501 Merritt 7
Norwalk, CT 06851 USA

Federal Employer Identification Number: 04-3606375

Legal, Trade and Assumed Names: None

III-3

EXHIBIT IV

NAMES OF COLLECTION BANKS; LOCK-BOXES AND COLLECTION ACCOUNTS

• PNC Bank, National Association Treasury Management Two Tower Center, 17th Floor East Brunswick, NJ 08816

Lock Box: P.O. Box 640060 Pittsburgh, PA 15264-0060	Collection Account Number: 1526899

• The Northern Trust Company 50 South LaSalle Street Chicago, Illinois 60675

Lock Box: P.O. Box 91410 Chicago, IL 60675	Collection Account Number: 29432

• JP Morgan Chase Bank One Chase Manhattan Plaza New York, NY 10081

Lock Box: 21801 Network Place Chicago, IL 60673-1218	Collection Account Number: 323-265-286

• The Toronto-Dominion Bank Transit 1104 77 Bloor St W Toronto, Ontario M5S1M2

Lock Box: P.O. Box 6100 Postal Station F Toronto, ON M4Y2Z2 Lockbox: T6260	Collection Account Number: 005120359377 (Canadian Dollars)

Lock Box: C.P. 11566, Succursale Ctr Ville Montreal, QU H3C 5N7	Collection Account Number: 11045239866 (Canadian Dollars)

IV-1

Lock Box: M2184

• Wachovia Bank 191 Peachtree Street Atlanta, GA 30303

Lock Box:	Collection Account Number:

P.O. Box 945582 Atlanta, GA 30394-5582	2004500487091

P.O. Box 930597 Atlanta, GA 31193	208-0000-683-186

P.O. Box 932727 Atlanta, GA 31193	200-0015-143-015

P.O. Box 75335 Charlotte, NC 28275-0335	2004500487091

P.O. Box 751822 Charlotte, NC 28275-1822	2000021575703

IV-2

EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE

To: PNC Bank, National Association, as Administrator

This Compliance Certificate is furnished pursuant to Section 7.1(a)(iii) of that certain Amended and Restated Receivables Purchase Agreement dated as of October 6, 2009 among Arch Chemicals Receivables Corp. (the “Seller”), Arch Chemicals, Inc. (the “Servicer”), Market Street Funding LLC and PNC Bank, National Association, as LC Bank and Administrator (the “Agreement”).

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                      of the Seller.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial conditions of the Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examination described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [, except as set forth in paragraph 4 below].

[4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Seller has taken, is taking, or proposes to take with respect to each such condition or event:                     ]

The foregoing certifications, and the financial statements delivered with this Certificate in support hereof, are made and delivered as of                     , 20    .

By:
Name:
Title:

V-3

EXHIBIT VI

FORM OF LETTER OF CREDIT APPLICATION

Application for Irrevocable	PNC Bank, National Association
Standby Letter of Credit	500 First Avenue, Third Floor P7-PFSC-03-T
Pittsburgh, PA 15219

The undersigned hereby applies for the establishment of an Irrevocable Standby Letter of Credit (or, if the undersigned’s bank is not the Issuing Bank, then application is hereby made to the undersigned’s bank identified below for the establishment of such credit by the Issuing Bank as its correspondent bank), for the account of the undersigned, as set forth below. This Application is delivered under, and such Credit when issued will be subject to, the undersigned’s Reimbursement Agreement for Standby Letters of Credit delivered to PNC Bank, National Association (“PNC Bank”), or such other agreement with PNC Bank for the issuance and reimbursement of letters of credit, as the case may be. PNC Bank hereby notifies the undersigned that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107-56 (the “Act”), it is required to obtain, verify and record information that identifies the undersigned, which information includes the name and address of the undersigned and other information that will allow PNC Bank to identify the undersigned in accordance with the Act. PNC Bank complies with all US laws and federal regulations and will take all actions in connection with this Application as may be necessary to ensure compliance.

Letter of Credit to be established as follows:
1. Date of Application	2.	L/C No. (Bank Use Only)

3. Applicant: (complete name and address as it is to appear in letter of credit)	4.	Amount:

_____________________________________________________	5.	Currency: US Dollar Other (Specify)

_____________________________________________________	6 a.	Expiration Date: One Year From Issuance Date

_____________________________________________________		Other (Specify)

_____________________________________________________	b.	Place of Expiration: Pittsburgh, PA Other

	7.	Letter of credit to be automatically extendable with at least days notice for non-extension by the bank.
8. Beneficiary of letter of credit or guarantee to be issued by foreign bank:	9.	Transmit letter of credit by (check one)
(complete name and address)

_____________________________________________________		Courier

_____________________________________________________		SWIFT

_____________________________________________________		Other (Specify)

_____________________________________________________

Attention: ________________________ Telephone: _________________________ Fax:________________________

Choose one of the following (unless letter of credit is to support a guarantee issued by another bank – see Field 15 below)

10.	Beneficiary’s statement purportedly signed by one of its authorized officers or representatives reading as follows: (Indicate within the quotation marks the exact wording to appear on the statement to be presented.)
“

___________________________________________________________________________________

___________________________________________________________________________________

11.	The wording of the credit should be similar to the attached specimen/addendum forming a part hereof. Please initial all pages

12.	Clean credit: available by sight draft only: no written certification of default or beneficiary’s entitlement to draw on the letter of credit required.

13.	COMPLETION REQUIRED - In order to comply with United States Department of the Treasury - Office of Foreign Assets Control Regulations and other US regulations the following Section must be completed for all letters of credit, both domestic and international.

Goods (Product) or Services:

Does your transaction involve movement of goods or services to be performed outside the U.S. Yes No

Goods Origination Goods Final Destination

Ultimate Use of Goods this information is required to both Domestic and International

Goods (Product) or Services Descriptions

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Is an Export License required?              Yes (provide copy)              No (by checking “No” you are certifying the following statement regarding your transaction)

We certify that an Export License is not required in accordance with the Export Administration Regulations.

14. Advising Bank: (Specify if known)

_________________________________________	Request Advising Bank to add their confirmation

_________________________________________	Advising Bank’s charges are for the account of:

_________________________________________	Beneficiary Account Party

SWIFT Address ___________________________

15. If the beneficiary designated above is to be the beneficiary of a guarantee issued by a foreign bank, complete the following:

Name and location of bank issuing guarantee or bond (Guarantor) _________________________________________ _________________________________________ _________________________________________	The letter of credit will be sent by SWIFT to the Guarantor Bank. (If you do not designate a bank, a PNC Bank correspondent will be used.) The Guarantor Bank will be the beneficiary of the PNC Bank letter of credit and issuer of the guarantee/bond

The letter of credit in favor of the Guarantor Bank will be available by authenticated SWIFT message certifying a draw on the Guarantee/Bond.

Expiry date of guarantee or bond: (Must be 15-30 days prior to the Expiry date of letter of credit)

Choose one of the following:

A.                  The wording of the guarantee should be similar to the attached specimen/addendum forming a part hereof.

B.                  Instruct guarantor bank to issue guarantee in accordance with their standard format.

C.                  Please provide wording for any statement or other documents required to draw on guarantee. This will be subject to approval of Guarantor.

Please provide any instructions for delivery of guarantee/bond.

______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

This letter of credit will be (i) issued by PNC Bank or any affiliate designated by PNC Bank, unless otherwise agreed, and (ii) subject to the version of the Uniform Customs and Practice for Documentary Credits in effect at the time of issuance (UCP), or International Standby Practices 1998 (ISP98), at PNC Bank’s discretion.

16. Obligor	Second Obligor (if applicable) or Correspondent Bank

Name:	Name:

By:	By:
(Signature)	(Signature)

Print Name:	Print Name:

Title:	Title:

Tel: Fax:	Tel: Fax:

For assistance, please call Customer Service at (800) 682-4689

EXHIBIT VII

CREDIT AND COLLECTION POLICY

See Exhibit V to Receivables Sale Agreement

VII-1

EXHIBIT VIII

FORM OF MONTHLY REPORT

VIII-1

Arch Chemicals Receivables Corp. Trade Receivable Securitization Monthly Information Package

Cut-off Date:	LC Collateral Account
Purchase Limit
Maximum Potential Capital		Optional Purchase
Invested Amount (CP Funded)	Required Paydown	Availability
LC Amount

I. Settlement Period Activity:
Beginning Accounts Receivable		$0
+ Net Credit Sales		$0
- Collections		$0
- Net Dilution		$0
- Write-Offs		$0
- Reconciling Items		$0
+ Manual Adjustments		$0

Ending Accounts Receivable (at month end)		$0

II. Aging Statistics (at month end)			Percent of Ending Receivables
Current		$0	0.0%
1-30 DPD		$0	0.0%
31-60 DPD		$0	0.0%
61-90 DPD		$0	0.0%
91-120 DPD		$0	0.0%
121-150 DPD		$0	0.0%
151+ DPD		$0	0.0%
Deductions/Other Debits in the Agings		$0	0.0%
Total Credits in Agings		$0	0.0%

Ending Accounts Receivable		$0	0.0%

III. Excess Obligor Concentrations (at month end) Largest Obligors Summary	Group	Gross Eligible Obligor Balance	% of Eligible Receivables	Concentration Limit (%)	Excess Concentration
1		$0	0.00%	0.00%	$0
2		$0	0.00%	0.00%	$0
3		$0	0.00%	0.00%	$0
4		$0	0.00%	0.00%	$0
5		$0	0.00%	0.00%	$0
6		$0	0.00%	0.00%	$0
7		$0	0.00%	0.00%	$0
8		$0	0.00%	0.00%	$0
9		$0	0.00%	0.00%	$0
10		$0	0.00%	0.00%	$0

Total Excess Obligor Concentrations					$0

IV.	Calculation of Net Pool Balance (at month end)

Ending Accounts Receivable	$0
Less Ineligibles:
Delinquent Receivables (>60 DPD)	0
Bankrupt Obligors	0
Unpermitted Foreign	0
Unpermitted Government	0
Disputes	0
Affiliates	0
Sample A/R	0
Contra Receivables	0
Receivables with Terms > 180 days	0

All Other Ineligibles (Includes Excluded Receivables)	0

Total Ineligible Receivables	0
Eligible Receivables	$0
Less: Excess Obligor Concentrations	0
Less: Excess Eligible US Federal Government (>3% of Eligible)	0
Less: Excess Eligible Canadian Obligors (>5% of Eligible)	0
Less: Excess Extended Terms 91-180 days (>25% of Eligible)	0
Less: Foreign Currency Reserve (10% of Eligible CAD Receivables)	0

Net Pool Balance (“NPB”)	$0

VIII-2

V. Calculation of Reserves
Loss Reserve
Default Ratio	0.00%
LTM Max. 3-Month Rolling Average Default Ratio	0.00%
Weighted Average Payment Terms (in Months)	0.00 Months
Default Horizon Ratio	0.00
Stress Factor	2.25
Loss Reserve		0.00%
Dilution Reserve
Dilution Ratio	0.00%
Adjusted Dilution Ratio (12 Month Rolling Average)	0.00%
Dilution Volatility Component	0.00%
Dilution Horizon Ratio	0.00
Stress Factor	2.25
Dilution Reserve		0.00%
Yield Reserve
PNC Base Rate	0.00%
Days Sales Outstanding Ratio	0.00
Stress Factor	2.25
Yield Reserve		0.00%
Servicing Reserve
Servicing Fee Rate	0.00%
Days Sales Outstanding Ratio	0.00
Stress Factor	2.25
Servicing Reserve		0.00%
Required Reserve Factor Floor
Minimum Concentration Reserve	15.00%
Minimum Dilution Reserve
Adjusted Dilution Ratio (12 Month Rolling Average)	0.00%
Dilution Horizon Ratio	0.00

Minimum Dilution Reserve	0.00%
Special Obligor Step-Up	0.00%
Required Reserve Factor Floor		0.00%

Required Reserves
A. Loss Reserve + Dilution Reserve + Yield Reserve + Servicing Reserve			0.00%	0
B. Required Reserve Factor Floor + Yield Reserve+ Servicing Reserve			0.00%	0

Required Reserves {Greater of A or B}			0.00%	0

VI. Calculation of Asset Coverage Ratio

A. Net Pool Balance	$0
B. LC Collateral Account	$0

C. Total (A + B) Divided by	$0
D. Invested Amount	$0
E. LC Amount	$0
F. Required Reserves	$0

G. Total (D + E + F) Equals	$0

Asset Coverage Ratio (C / G)	$0

VIII-3

VII. Calculation of Key Ratios	Actual	Trigger	Complies
(1) 3-Month Rolling Average Delinquency Ratio	0.00%	4.00%	YES
(2) 3-Month Rolling Average Default Ratio	0.00%	2.50%	YES
(3) 3-Month Rolling Average Dilution Ratio	0.00%	8.00%	YES
(4) Account Receivable Turnover Ratio	0.00	6.00	NO
(5) Days Sales Outstanding Ratio	0.0 Days	80.00	YES
(6) Asset Coverage Ratio	0.00	1.00	NO
(7) Facility Limit {Aggregate Invested Amount / Purchase Limit}	0.00%	100.00%	YES

VIII.	Signature

The undersigned hereby represents and warrants that the foregoing and attachments represent true and accurate information as of the Cut-Off Date shown above and is in accordance with the Amended and Restated Receivables Purchase Agreement, dated as of October 5, 2009, by and among ARCH CHEMICALS RECEIVABLES CORP., a Delaware limited liability company, as seller (the “Seller”), ARCH CHEMICALS, INC., a Viginia corporation (“Arch”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), MARKET STREET FUNDING LLC (“Market Street”), and PNC BANK, NATIONAL ASSOCIATION, as agent and administrator for Market Street and its assigns under the Transaction Documents (together with its successors and assigns in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”).

ARCH CHEMICALS, INC. as Servicer

Signature:	Date:

Printed Name:	Title:

VIII-4

EXHIBIT IX

FORM OF COLLATERAL CERTIFICATE

Arch Chemicals Receivables Corp. Trade Receivable Securitization Collateral Certificate

Collateral Certificate Date	LC Collateral Account
Purchase Limit
Maximum Potential Capital		Optional Purchase
Invested Amount (CP Funded)	Required Paydown	Availability
LC Amount

I. Aging Statistics (at Collateral Certificate Date)			Percent of Ending Receivables
Current		$0	0.0%
1-30 DPD		$0	0.0%
31-60 DPD		$0	0.0%
61-90 DPD		$0	0.0%
91-120 DPD		$0	0.0%
121-150 DPD		$0	0.0%
151+ DPD		$0	0.0%
Deductions/Other Debits in the Agings		$0	0.0%
Total Credits in Agings		$0	0.0%

Ending Accounts Receivable		$0	0.0%

II. Excess Obligor Concentrations (at Collateral Certificate Date) Largest Obligors Summary		Gross Eligible Obligor Balance	% of Eligible Receivables	Concentration Limit (%)	Excess Concentration
	Group
1		$0	0.00%	0.00%	$0
2		$0	0.00%	0.00%	$0
3		$0	0.00%	0.00%	$0
4		$0	0.00%	0.00%	$0
5		$0	0.00%	0.00%	$0
6		$0	0.00%	0.00%	$0
7		$0	0.00%	0.00%	$0
8		$0	0.00%	0.00%	$0
9		$0	0.00%	0.00%	$0
10		$0	0.00%	0.00%	$0
Total Excess Obligor Concentrations					$0

III. Calculation of Net Pool Balance (at Collateral Certificate Date)
Ending Accounts Receivable			$0
Less Ineligibles:
Delinquent Receivables (>60 DPD)			0
Bankrupt Obligors			0
Unpermitted Foreign			0
Unpermitted Government			0
Disputes			0
Affiliates			0
Sample A/R			0
Contra Receivables			0
Receivables with Terms > 180 days			0
All Other Ineligibles (Includes Excluded Receivables)			0

Total Ineligible Receivables			0

Eligible Receivables			$0
Less: Excess Obligor Concentrations			0
Less: Excess Eligible US Federal Government (>3% of Eligible)			0
Less: Excess Eligible Canadian Obligors (>5% of Eligible)			0
Less: Excess Extended Terms 91-180 days (>25% of Eligible)			0
Less: Foreign Currency Reserve (10% of Eligible CAD Receivables)			0

Net Pool Balance (“NPB”)			$0

IV. Calculation of Reserves (As of the most recent Cut-Off Date)
Loss Reserve	0.00%
Dilution Reserve	0.00%
Yield Reserve	0.00%
Servicing Reserve	0.00%
Required Reserve Factor Floor	0.00%

Required Reserves
A. Loss Reserve + Dilution Reserve + Yield Reserve + Servicing Reserve		0.00%	0
B. Required Reserve Factor Floor + Yield Reserve+ Servicing Reserve		0.00%	0

Required Reserves {Greater of A or B}		0.00%	0

V. Calculation of Asset Coverage Ratio (at Collateral Certificate Date)

A. Net Pool Balance	$0
B. LC Collateral Account	$0

C. Total (A + B) Divided by	$0
D. Invested Amount	$0
E. LC Amount	$0
F. Required Reserves	$0

G. Total (D + E + F)	$0

Equals		Trigger	Complies
Asset Coverage Ratio (C / G)	$0	1.00	NO

VI.	Signature

The undersigned hereby represents and warrants that the foregoing and attachments represent true and accurate information as of the Cut-Off Date shown above and is in accordance with the Amended and Restated Receivables Purchase Agreement, dated as of October 5, 2009, by and among ARCH CHEMICALS RECEIVABLES CORP., a Delaware limited liability company, as seller (the “Seller”), ARCH CHEMICALS, INC., a Virginia corporation (“Arch”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), MARKET STREET FUNDING LLC (“Market Street”), and PNC BANK, NATIONAL ASSOCIATION, as agent and administrator for Market Street and its assigns under the Transaction Documents (together with its successors and assigns in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”).

ARCH CHEMICALS, INC. as Servicer

Signature:	Date:

Printed Name:	Title:

EXHIBIT X

FORM OF REDUCTION NOTICE

dated                     , 20

for a reduction on                     , 20

PNC Bank, National Association, as Administrator

One PNC Plaza, 26th Floor

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Attention:                             ,

Fax No. (    )

Ladies and Gentlemen:

Reference is made to the Amended and Restated Receivables Purchase Agreement dated as of October 6, 2009 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) among Arch Chemicals Receivables Corp. (the “Seller”), Arch Chemicals, Inc., as initial Servicer, Market Street Funding LLC, and PNC Bank, National Association, as LC Bank and Administrator. Capitalized terms defined in the Receivables Purchase Agreement are used herein with the same meanings.

1. The Seller hereby requests that [Market Street Funding LLC] [and] [LC BANK] [ratably] reduce the Aggregate Invested Amount in an amount equal to $                     the (“Aggregate Reduction”) on [                    , 20     Insert Date of Reduction which complies with Required Notice Period] (the “Proposed Reduction Date”).

2. All payments to [Market Street Funding LLC] [and] [LC BANK] must be made by 12:00 pm Eastern Time [in order to comply with Section B(1)(a) of the DTC Operational Arrangements and the DTC Notice (B#2078-07) dated September 11, 2007].

3. Subsequent to the Aggregate Reduction, the total Invested Amount shall be $                     and the LC Amount shall be $                    .

IN WITNESS WHEREOF, the Seller has caused this Reduction Notice to be executed and delivered as of this              day of                     ,             .

ARCH CHEMICALS RECEIVABLES CORP., as the Seller

By:
Name:
Title:

X-1

SCHEDULE A

DOCUMENTS TO BE DELIVERED TO THE ADMINISTRATOR

ON OR PRIOR TO THE INITIAL PURCHASE

1. Executed copies of the Amended and Restated Receivables Sale Agreement, duly executed by the parties thereto.

2. Copy of the Credit and Collection Policy to attach to the Amended and Restated Receivables Sale Agreement as an Exhibit.

3. Subordinated Notes in favor of each of the Originators.

4. Executed copies of the Amended and Restated Receivables Purchase Agreement, duly executed by the parties thereto.

5. A certificate of the Secretary of each Originator and Seller certifying:

(a) a copy of the resolutions of the Board of Directors of such Person certified by its Secretary authorizing such Person’s execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder;

(b) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder;

(c) a copy of such Person’s By-Laws;

(d) such Person’s articles or certificate of incorporation certified by the secretary of state of its jurisdiction of incorporation on or within thirty (30) days prior to the initial Purchase; and

(e) a good standing certificate for such Person issued by the secretary of state of its state of incorporation.

6. Pre-filing state and federal tax lien, judgment lien searches from its jurisdiction of organization and from the jurisdiction where its chief executive office is located and UCC lien searches against each Originator and Seller from its jurisdiction of organization.

7. UCC financing statements assignments from STRH to the Administrator in form suitable for filing under the UCC for each UCC financing statement naming each of the Originators and Seller, as a debtor, and Administrator, as secured party or total assignee.

8. UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Seller or any Originator, together with authorization to file the same.

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9. Executed copies of Collection Account Agreements and assignments thereof for each Lock-Box and Collection Account:

(a) Northern Trust

(b) JPMorgan Chase

(c) PNC Bank

(d) The Toronto-Dominion Bank

(e) Wachovia

10. Opinions of legal counsel for the Seller Parties reasonably acceptable to the Administrator:

(a) In-house counsel [non-contravention]

(b) Richards, Layton & Finger [Delaware]

(c) Hunton & Williams [Virginia]

(d) McCarter & English [New Jersey]

(e) Cravath Swaine & Moore

    (i) New York law matters

    (ii) True Sale/Non-consolidation

11. Certificates of the chief financial officer or treasurer of each of the Originators as to the absence of Termination Event or Unmatured Termination Event under the Receivables Sale Agreement, a certificates of the chief financial officer or treasurer of Seller as to the absence of or Amortization Event or Unmatured Amortization Event under the Receivables Purchase Agreement

12. The Fee Letter, duly executed by each of the parties thereto.

13. A Monthly Report as at September 30, 2009, duly executed by Servicer.

14. Purchase Notice, duly executed by Seller.

15. The Liquidity Agreement, duly executed by each of the parties thereto.

16. Standard & Poor’s form certificate executed by the Administrator.

3